                                                                    EXHIBIT 10.1

                             THE COASTAL CORPORATION
                                   THRIFT PLAN
                                Includes Plan as
                 AMENDED AND RESTATED AS OF JANUARY 1, 1999 and
                      First Amendment dated June 26, 1999,
                     Second Amendment dated May 2, 2000, and
                     Third Amendment dated November 6, 2000.



                    THE COASTAL CORPORATION
                          THRIFT PLAN
                       TABLE OF CONTENTS

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                                                             Page
INTRODUCTION                                                   1

 I. DEFINITIONS                                                2

    1.1    "Active Participation"                              2
    1.2    "Actual Contribution Percentage"                    3
    1.3    "Actual Deferral Percentage"                        3
    1.4    "After Tax Contribution"                            3
    1.5    "Adjusted Balance"                                  3
    1.6    "Annual Additions"                                  3
    1.7    "Basic Compensation"                                3
    1.8    "Beneficiary                                        4
    1.9    "Board"                                             4
    1.10   "Break in Service"                                  4
    1.11   "Coastal"                                           5
    1.12   "Code"                                              5
    1.13   "Committee"                                         5
    1.14   "Common Stock"                                      5
    1.15   "Company"                                           5
    1.16   "Compensation"                                      6
    1.17   "Earnings"                                          6
    1.18   "Eligible Employee"                                 6
    1.19   "Employee"                                          6
    1.20   "Employment Year"                                   8
    1.21   "Entry Date"                                        8
    1.22   "ERISA"                                             8
    1.23   "ESOP"                                              8
    1.24   "ESOP Participant"                                  8
    1.25   "Highly Compensated Eligible Employee"              8
    1.26   "Hour of Service"                                   8
    1.27   "Investment Fund"                                  10
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    1.28   "Limitation Year"                                   10
    1.29   "Matching Contributions"                            10
    1.30   "Matching Contributions Account"                    10
    1.31   "Maximum Permissible Amount"                        10
    1.32   "Non-ESOP Participant"                              10
    1.33   "Normal Retirement Date"                            10
    1.34   "Participant"                                       10
    1.35   "Participation"                                     11
    1.36   "Plan"                                              11
    1.37   "Plan Year"                                         11
    1.38   "Related Employer"                                  11
    1.39   "Related Plan"                                      11
    1.40   "Regulations"                                       11
    1.41   "Salary Reduction Agreement"                        11
    1.42   "Salary Reduction Contributions"                    11
    1.43   "Salary Reduction Contribution Account"             11
    1.44   "Service"                                           11
    1.45   "Severance Period of One Year"                      12
    1.46   "Subsidiary"                                        12
    1.47   "Trust" or "Trust Fund"                             12
    1.48   "Trust Agreement"                                   12
    1.49   "Trustee"                                           12
    1.50   "Uniformed Services"                                12
    1.51   "Valuation Date"                                    12
    1.52   "Veterans' Rights Act"                              13

II. PARTICIPATION                                              13

    2.1    Eligibility                                         13
    2.2    Participation                                       13
    2.3    Reemployment of a Participant                       13
    2.4    Discontinuance of Contributions                     13

III. CONTRIBUTIONS                                             13

    3.1    After Tax Contributions                             13
    3.2    Salary Reductions                                   14
    3.3    Salary Reduction Contributions                      14
    3.4    Maximum Contribution                                15
    3.5    Matching Contributions                              15
    3.6    Limitations on Contributions                        16
    3.7    Rollover Contributions                              16
    3.8    Withdrawal of Rollover Contribution                 17
    3.9    Rules Governing Matching Contributions              17
    3.10   Exclusive Benefit of Employees                      21
    3.11   Forfeitures of Matching Contributions               22
    3.12   Return of Contributions                             22
    3.13   Veterans' Rights Act                                22

IV. SPECIAL RULES GOVERNING SALARY REDUCTION CONTRIBUTIONS
    AND SALARY REDUCTION CONTRIBUTION ACCOUNTS                 23

    4.1    Administrative Rules Governing Salary Reduction
           Agreements                                          23
    4.2    Limitations on Salary Reduction Contributions       23
    4.3    Return of Certain Salary Reduction Contributions    27
    4.4    Distributions from Salary Reduction Contribution
           Accounts                                            27
    4.5    Accounting                                          28
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 V. ALLOCATIONS TO PARTICIPANTS' ACCOUNTS                     28

    5.1    Separate Accounts                                  28
    5.2    Allocation of After Tax Contribution Accounts      28
    5.3    Allocation to Salary Reduction Accounts            28
    5.4    Allocation of Matching Contributions               28
    5.5    Maximum Allocation                                 29
    5.6    Vesting                                            31
    5.7    Allocations and Adjustment to Accounts             32
    5.8    Special Allocation Provisions                      32

VI. PAYMENT OF BENEFITS                                       33

    6.1    General Requirements                               33
    6.2    Payments on Death                                  33
    6.3    Payments on Disability                             35
    6.4    Payments on Termination                            35
    6.5    Pretermination Distributions                       36
    6.6    Property Distributed                               38
    6.7    Methods of Payment                                 39
    6.8    Distribution of Unallocated Employee
           Contributions                                      45
    6.9    Administrative Powers Relating to Payments         45
    6.10   Withdrawals from Participant Contribution
           Account                                            46
    6.11   Ten-Year Withdrawal                                46
    6.12   Participant to Elect Source of Funds for
           Distribution                                       46

VII.       PLAN ADMINISTRATION                                47

    7.1    Company Responsibility                             47
    7.2    Powers and Duties of Administrator                 47
    7.3    Organization and Operation of Committee            48
    7.4    Records and Reports of Committee                   49
    7.5    Claims Procedure                                   49
    7.6    Compensation and Expenses of Committee             49
    7.7    Indemnity of Committee Members                     50

VIII.      TRUST AND TRUSTEE                                  50

    8.1    Trust Agreement                                    50
    8.2    Exclusive Benefit of Employees                     50
    8.3    Appointment of Trustee and Investment Managers     50
    8.4    Assignment of Assets to Trustees                   51
    8.5    Assignment of Assets to Investment Managers        51
    8.6    Voting Company Stock - Annual or Special Meeting   51
    8.7    Voting Company Stock - Tender or Exchange Offer    52
    8.8    Common Trust Fund Authorization                    52

IX. LOANS TO PARTICIPANTS                                     53

    9.1    Loans                                              53
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 X. INVESTMENT OF ACCOUNT BALANCES                            53

    10.1   Investment Funds                                   53
    10.2   Initial Investment                                 53
    10.3   Investment Options                                 53
    10.4   Diversification of Investments - Salary
           Reduction Contribution Accounts (ESOP)             56
    10.5   Rules Governing Investments of Non-ESOP
           Participants                                       57
    10.6   Description of Funds                               58

XI. AMENDMENT AND TERMINATION                                 60

    11.1   Amendment of Plan                                  60
    11.2   Voluntary Termination of/or Permanent
           Discontinuance of Contributions to the Plan        61
    11.3   Involuntary Termination of Plan                    61
    11.4   Payments on Termination of/or Permanent
           Discontinuance of Contributions to the Plan        62
    11.5   Assets Available for All Controlled Group
           Participants                                       62

XII.       MISCELLANEOUS                                      63

    12.1   Duty to Furnish Information and Documents          63
    12.2   Annual Statements and Available Information        63
    12.3   No Enlargement of Employment Rights                63
    12.4   Applicable Law                                     63
    12.5   No Guarantee except for Colorado Plan              63
    12.6   Unclaimed Funds                                    64
    12.7   Merger or Consolidation of Plan                    64
    12.8   Interest Nontransferable                           64
    12.9   Prudent Man Rule                                   65
    12.10  Limitations on Liability                           65
    12.11  Headings                                           66
    12.12  Gender and Number                                  66
    12.13  ERISA and Approval Under Internal Revenue Code     66
    12.14  Extension of Plan to Related Employers             66
    12.15  Rules of Interpretation                            67
    12.16  Electronic Procedures                              67

XIII.      TOP-HEAVY PROVISIONS                               67

    13.1   Top-Heavy Status                                   67
    13.2   Definitions                                        67
    13.3   Determination of Top-Heavy Status                  68
    13.4   Vesting                                            70
    13.5   Minimum Contribution                               70
    13.6   Compensation                                       70
    13.7   Collective Bargaining Agreements                   70
    13.8   Limit on Annual Additions:  Combined Plan-Limit    70
    13.9   Safe-Harbor Rule                                   71

    SUPPLEMENTS

    ANR Supplement                                            71
    Coastal Mart, Inc. Supplement                             74
    Coal Supplement                                           74
    Coastal Canada Supplement                                 75
    Maverick Supplement                                       75
    St. Helen's Facility Supplement                           75
    Derby Supplement                                          76
    Conoco Supplement                                         80
    Bluebell Supplement                                       80
    Rensselaer Supplement                                     81
    TransCanada - U.S.                                        81
    TransCanada - Caribou                                     82

                             THE COASTAL CORPORATION
                                   THRIFT PLAN

                                Includes Plan as
                 AMENDED AND RESTATED AS OF JANUARY 1, 1999 AND
                      First Amendment Dated June 26, 1999,
                     Second Amendment Dated May 2, 2000, and
                     Third Amendment Dated November 6, 2000.

                                  Introduction

                             Name and Effective Date

    The name of this plan is "The Coastal Corporation Thrift Plan" (hereinafter referred to as the "Plan" or "Coastal Plan"). The Plan was also known by its former names, which are "The Coastal Corporation Thrift Plan and Trust" and prior to 1980, the "Coastal States Gas Corporation Thrift Plan and Trust." The Plan became effective on January 1, 1963.

    The Plan was amended and restated as of January 1, 1999 to convert certain of the Section 401(k) provisions of the Plan to ESOP provisions.

    The Plan is an ESOP with respect to contributions made pursuant to a Salary Reduction Agreement (Code Section 401(k) contribution) by a Participant during the period the Participant is an Employee of a corporation with respect to which Common Stock of the Company is an employer security as defined in Section 409(l) of the Code, specifically, (i) a corporation which is a Related Employer; (ii) a Subsidiary which is a corporation in which the Company owns, directly, at least fifty percent of the total combined voting power of all classes of stock entitled to vote or at least fifty percent of the total value of shares of all classes of stock in such corporation and all other corporations below it in the organizational structure would be considered Related Employers assuming such Subsidiary were the Company.

    As of January 1, 1986, the American Natural Resources System Companies Employees' Savings Plan (hereinafter referred to as the "ANR Plan") was merged into the Coastal Plan.

    The purpose of the Plan is to enable participating Employees to share in the growth and prosperity of the Company, to provide Employees with an opportunity to accumulate capital for their future economic needs and to enable Employees to acquire stock ownership interest in the Company.

    This Plan is designed to be a profit sharing plan as defined in Code Section 401(a) and this statement is intended to satisfy the requirements of Section 401(a)(27) of the Code, except that the ESOP provisions of the Plan are designed to invest primarily in qualifying employer securities (as defined in Sections 409(l) and 4975(e)(8) of the Code) and are intended to be a stock bonus plan as defined in Section 401(a)(23) of the Code.

    Plan provisions apply on a prospective basis from their effective date and do not alter Plan provisions with respect to periods of time prior to the effective date.

                                    ARTICLE I
                                   DEFINITIONS

    Whenever used herein the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

    1.1 "Active Participation" means a calendar month (a) with respect to which a contribution is made to the Plan for a Participant pursuant to a Salary Reduction Agreement and/or an After Tax Contribution election, (b) during which a Participant would have been eligible to contribute to the Plan but was prohibited from contributing due to a withdrawal of funds from the Plan, (c) during which the Participant would have been eligible to contribute to the Plan but was prohibited from doing so due to a decision by the Administrator to stop contributions for such period of time for such Participant in order to meet the requirements for continued qualification of the Plan, (d) during which the Participant would have been eligible to contribute to the Plan except that (i) such Participant was employed by a Related Employer or Subsidiary which had not adopted the Plan with respect to such period of time and (ii) such Participant, if eligible, contributed to a defined contribution plan which met the qualification requirements of Code Section 401(a) adopted by such Related Employer or Subsidiary, (e) during which, due to disability, a Participant qualified for benefits under a long- term disability plan of the Company and was therefore ineligible to participate in the Plan as an Employee, or (f) during which a Participant was not an Employee but was a "leased employee" as defined in Section 1.19(d) provided that, if eligible, such Participant contributed to a defined contribution plan adopted by the employer of such "leased employee" if such plan met the qualification requirements of Section 401(a) of the Code. A Participant shall receive full credit for any calendar month during which the Participant makes a contribution. Any full calendar month during which a Participant is eligible to contribute and declines to do so shall be excluded from Active Participation.

    Active Participation includes any period of participation in the Coastal Plan, the ANR Plan and the Original and Amended Colorado Plans (which were merged into this Plan in 1974).

    1.2 "Actual Contribution Percentage" for the purpose of testing compliance with Code Section 401(m) for a specified group for a given Plan Year, is the average of the ratios, calculated separately for each Eligible Employee in such group of (i) the After Tax Contribution, if any, contributed by the Participant for such Plan Year and the Matching Contributions, if any contributed by the Company on behalf of such Participant for such Plan year to (ii) the Participant's Earnings for such Plan Year.

    1.3 "Actual Deferral Percentage" shall mean, for a specified group for a given Plan Year, the average of the ratios calculated separately for each Eligible Employee in such group: (i) the Salary Reduction contributions, if any, contributed by the Company on behalf of each such Eligible Employee for such Plan Year to (ii) the Participant's Earnings for such Plan Year.

    1.4 "After Tax Contribution" is a contribution by a Participant that is subject to federal income tax prior to contribution to the Plan.

    1.5 "Adjusted Balance" means the balance in a Participant's account or accounts, as adjusted in accordance with Plan provisions including Sections 5.2, 5.3, 5.4, 5.5 and 5.7 of the Plan as of the applicable Valuation Date.

    1.6 "Annual Additions" means the total of: (a) Company contributions allocated to a Participant's accounts under this Plan and any Related Plan during any Limitation Year; (b) the amount of employee contributions made by the Participant under this Plan and any Related Plan; and (c) forfeitures allocated to a Participant's accounts under this Plan and any Related Plan.

    Clauses (a) and (b) above include excess contributions under Sections 3.9 and 4.3.

    1.7 "Basic Compensation" means the fixed salaries or wages per hour based on an eight-hour per day schedule paid by the Company to the Participant for the Plan Year including pay on the basis of sales commissions, truck mileage and loading but excluding compensation for bonuses, overtime and other incentive compensation. Basic Compensation includes payment for current year earned vacation, but not for accrued vacation. Basic Compensation includes any amount paid by an Employer pursuant to the direction of an Employee (where the direction is delivered in writing or by using the electronic procedure provided by the Administrator) under a Salary Reduction Agreement and under any salary reduction program maintained by the Employer which meets the qualification requirements of Code Section 125 for exclusion from the gross income of the Participant. Except as provided in this definition, only payments included in the definition of Compensation are included in Basic Compensation.

         In no event shall Basic Compensation of a Participant taken into account under the Plan for any Plan Year exceed $160,000 (or such greater amount provided pursuant to Section 401(a)(17) of the Code).

    1.8 "Beneficiary" means the person, persons, or entity designated or determined pursuant to the provisions of Section 6.2(b) of the Plan.

    1.9 "Board" means the Board of Directors of the Company.

    1.10 "Break in Service" means the termination of employment of an Employee followed by (i) for purposes of subsection (a), a Severance Period of One Year during which the Employee accumulates no Hours of Service, or (ii) for purposes of subsections (b), (c), (d) and (e), the expiration of an Employment Year in which the Employee accumulates fewer than 501 Hours of Service.

        (a) A Break in Service shall not be deemed to have occurred if (i) the employment of a terminated Employee is resumed prior to the expiration of a Severance Period of One Year in which he accumulates any Hours of Service;
    (ii) the Employee is absent from the active employment with the Company and Related Employers for periods of employment with the Company or Related Companies during which the individual is disabled due to illness or injury; or (iii) the Employee is absent from employment with the Company by reason of service in the "uniformed services" (as that term is defined in the Veterans' Rights Act) for a period during which the Employee's reemployment rights are guaranteed by the Veterans' Rights Act, and the Employee is reemployed by the Company under the terms of Section 4312 of the Veterans' Rights Act; or (iv) the Employee is absent on an approved leave of absence granted to the Employee on or after August 5, 1993 pursuant to the Family and Medical Leave Act, if the Employee returns to work for an Employer at the end of such leave of absence.

        (b) An Employee who is absent from work with the Company because of: (i) Employee's pregnancy, (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) caring for such child immediately following such birth or placement shall receive credit, solely for purposes of determining whether a Break in Service has occurred under this Section, for the Hours of Service described in subsection (c) of this Section; provided that the total number of hours credited as Hours of Service under this subsection shall not exceed 501 Hours of Service.

        (c) In the event of an Employee's absence from work for any of the reasons set forth in subsection (b) of this Section, the Hours of Service that the Employee will be credited with under subsection (b) are (i) the Hours of


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


    Service that otherwise would normally have been credited to the Employee but for such absence, or (ii) eight Hours of Service per day of such absence if the Administrator is unable to determine the Hours of Service described in clause (i).

        (d) An Employee who is absent from work for any of the reasons set forth in subsection (b) of this Section shall be credited with Hours of Service under subsection (b), (i) only in the Employment Year in which the absence begins, if the Employee would be prevented from incurring a Break in Service in that Year solely because the period of absence is treated as credited Hours of Service, as provided in subsections (b) and (c), or (ii) in any other case, in the immediately following Employment Year.

        (e) No credit for Hours of Service will be given pursuant to subsections
    (b), (c) and (d) of this Section unless such timely information that the Administrator may reasonably require to establish: (i) that the absence from work is for one of the reasons specified in subsection (b); and (ii) the number of days for which there was such an absence. No credit for Hours of Service will be given pursuant to subsections (b), (c), and (d) for any purpose of the Plan other than the determination of whether an Employee has incurred a Break in Service pursuant to this Section.

    1.11 "Coastal" means The Coastal Corporation, a Delaware corporation.

    1.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

    1.13 "Committee" means the Administrative Committee described in Section 7.1 of the Plan.

    1.14 "Common Stock" means the shares of common stock of Coastal, $.33a par value, which are publicly traded.

    1.15 "Company" means Coastal, or any successor corporation resulting from a merger or consolidation with the Company or transfer of substantially all of the assets of the Company, if such successor or transferee shall adopt and continue the Plan by appropriate corporate action, pursuant to Section 11.3 of the Plan. All employees of a Related Employer shall be treated as employed by the Company only for purposes of determining Hours of Service under Section 1.26, Service under Section 1.44, eligibility to participate under Section 2.1, vesting under
Section 5.6 and the commencement of benefits under Section 6.7(b). Notwithstanding anything to the contrary contained in this Section, no provision of this Section shall be construed or interpreted to require the Company to make a Company contribution under the Plan for any individual who is not an Employee.

    1.16 "Compensation" means all amounts received (without regard to whether or not an amount is paid in cash) by a Participant for personal services actually rendered in the course of employment with the Company to the extent such amounts are includible in gross income, but shall not include payments or reimbursements for moving expenses to the extent that the Company determines that such moving expenses meet the requirements of Section 217 of the Code to be allowed as a deduction by the Participant, income arising from the exercise of a nonqualified stock option and income arising from premature disposition of stock acquired pursuant to exercise of a qualified stock option. In no event shall Compensation of a Participant taken into account under the Plan for any Plan Year exceed $160,000 (or such greater amount provided pursuant to Section 401(a)(17) of Code.)

    Effective for Plan Years commencing after December 31, 1997, for purposes of applying the contribution and benefit limitations of Section 415 of the Code, Compensation shall include an Employer contribution pursuant to a salary reduction agreement to a plan which meets the qualification requirements of
Section 401(k) of the Code and any amount which is excluded from gross income pursuant to Section 125 of the Code.

    1.17 "Earnings" means a Participant's Compensation paid during a Plan Year, increased by the amount subject to any Salary Reduction Agreement entered into by the Participant for such Year.

         In no event shall Earnings of a Participant taken into account under the Plan for any Plan Year exceed $160,000 (or such greater amount provided pursuant to Section 401(a)(17) of the Code).

    1.18 "Eligible Employee" means, for purposes of Sections 3.9 and 4.2, any Employee who has met the requirements of Section 2.1 of the Plan and who is directly or indirectly eligible to make an election under the Plan for all or a portion of a Plan Year and includes an Employee who would be a Participant but for the failure to make required contributions; an Employee whose eligibility to make After Tax Contributions or Salary Reduction Contributions has been suspended because of a distribution, a loan or an election (other than certain one-time elections) not to participate in the Plan; an Employee who may not receive additional Annual Additions because of Code Section 415 limits; or an Employee who may not contribute due to the limitations of Code Section 401(a)(17).

    1.19 "Employee" means an individual employed by the Company provided, however, that "Employee" does not include any individual covered by a collective bargaining agreement or other agreement between employee representatives and the Company if retirement, thrift, profit sharing or similar benefits were the subject of good faith bargaining between such employee representatives and the Company and such agreement does not provide for eligibility for this benefit.

        (a) Any person who is, with respect to the United States, a nonresident alien and who does not receive earned income from sources within the United States from a Related Employer or Subsidiary which has adopted this Plan is not an "Employee" unless such person is employed at a work location in Canada of a Related Employer or Subsidiary which has adopted this Plan.

        (b) Any United States citizen who is employed by a foreign subsidiary of a Related Employer or Subsidiary which has adopted this Plan shall be considered an "Employee" of such Employer provided there is in effect an agreement between the Internal Revenue Service and such Employer to pay, with respect to foreign service, an amount equivalent to the tax under the Federal Insurance Contributions Act, and provided further that contributions under a funded plan of deferred compensation are not provided by any other person with respect to the remuneration paid to such United States citizen by the foreign subsidiary.

        (c) A person who, due to disability, qualifies for benefits under a long term disability plan of the Company is not eligible to participate in the Plan and shall not be considered an "Employee" for purposes of the Plan during the period of time such person qualifies for such long term disability benefits. This provision applies to periods after 1989.

        (d) A person who is not an employee of the Company, a Subsidiary or a Related Employer and who performs services for the Company, Subsidiary or Related Employer pursuant to an agreement between the Company, a Subsidiary or a Related Employer and a leasing organization shall be considered a "leased employee" after such person performs such services for a twelve-month period and the services are performed under the primary direction or control of the Company, Subsidiary or a Related Employer. A person who is considered a leased employee of the Company, a Subsidiary or a Related Employer shall not be considered an Employee for purposes of the Plan. If a leased employee subsequently becomes an Employee and thereafter participates in the Plan, he shall be given credit for Hours of Service and Service for his period of employment as a leased Employee, except to the extent that the requirements of Section 414(n)(5) of the Code were satisfied with respect to such Employee while he was a leased Employee.

        A person who is not considered to be a "leased employee" as defined above and who is engaged as an independent contractor pursuant to a contract or agreement between such person and the Company, a Subsidiary or a Related Employer which designates him as an independent contractor or otherwise contemplates or implies that he will function as an independent contractor is not considered an Employee for purposes of the Plan. Only individuals who are paid as employees from the payroll of the Company, a Subsidiary or a Related Employer and treated by the Company, Subsidiary or Related Employer at all times as Employees shall be deemed Employees for purposes of the Plan, and no independent

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


    contractor shall be treated as an Employee under the Plan during the period he renders services to the Company as an independent contractor. Any person retroactively or in any other way held or found to be a "common law employee" shall not be eligible to participate in the Plan for any period during which he was not treated as an Employee by the Company and considered to be an "Employee" under this definition. If an independent contractor subsequently becomes an Employee and thereafter participates in the Plan, he shall be given credit for Hours of Service and Service for his period of employment as a leased Employee, except to the extent that the requirements of Section 414(n)(5) of the Code were satisfied with respect to such Employee while he was an independent contractor.

    1.20 "Employment Year" means a twelve consecutive month period commencing with an individual's initial date of hire (or last date of rehire if he has incurred a Break in Service) or with any anniversary thereof. For purposes hereof, an individual's date of hire shall be the first day on which he completes an Hour of Service and his date of rehire shall be the first day on which he completes an Hour of Service following a Break in Service.

    1.21 "Entry Date" means the first day of the first full pay period for an Employee that occurs after completion of a year of Service.

    1.22 "ERISA" means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

    1.23 "ESOP" means employee stock ownership plan as defined in Section 4975(e)(7) of the Code.

    1.24 "ESOP Participant" means a Participant subject to a Salary Reduction Agreement and to which the ESOP provisions of the Plan apply.

    1.25 "Highly Compensated Participant" means a Participant who, (a) during the current Plan Year or the preceding Plan Year, was at any time a five-percent owner (as defined in Section 416 of the Code) of the Company, or (b) during the preceding Plan Year (I) received Compensation from the Company in excess of $80,000 (or such greater amount provided by the Secretary of the Treasury pursuant to Section 414(q) of the Code) and, if elected by the Company, was in the top-paid group of Employees (as defined in Section 414(q) of the Code) for such Year. A Participant is in the top paid group for such Plan Year if he is in the group consisting of the top 20 percent of the Employees when ranked on the basis of compensation (as defined in Section 414(q)(4)) paid during such Plan Year.

    1.26 "Hour of Service" means a period of time consisting of an individual's period of employment with the Company, a Subsidiary or a Related Employer and for all purposes except vesting means (i) each hour for which an individual is paid, or entitled to payment, for the performance of duties during a period of employment with the Company, a Subsidiary or Related Employer, and (ii) each hour for which an individual is directly or indirectly paid by the Company, a Subsidiary or Related Employer or is entitled to payment from the Company, a Subsidiary or Related Employer during which no duties are performed by reason of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (but not in excess of 501 hours in any continuous period during which no duties are performed). Each Hour of Service for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, a Subsidiary or a Related Employer shall be included under either (i) or (ii) as may be appropriate. Hours of Service shall be credited:

        (a) in the case of hours referred to in clause (i) of the first sentence of this section, for the computation period in which the duties are performed;

        (b) in the case of hours referred to in clause (ii) of the first sentence of this section, for the computation period or periods in which the period during which no duties are performed occurs; and

        (c) in the case of hours for which back pay is awarded or agreed to by the Company, a Subsidiary or a Related Employer for the computation period or periods to which the award or agreement pertains, rather than to the computation period in which the award, agreement or payment is made.

        In determining Hours of Service, an individual who is employed by the Company, a Subsidiary or a Related Employer on other than an hourly-rated basis shall be credited with ten (10) Hours of Service per day for each day the individual would, if hourly-rated, be credited with service pursuant to clause (i) of the first sentence of this Section. If an individual is paid for reasons other than the performance of duties pursuant to clause (ii) of the first sentence of this Section: (i) in the case of a payment made or due that is calculated on the basis of units of time, an individual shall be credited with the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated; and (ii) an individual without a regular work schedule shall be credited with eight
    (8) Hours of Service per day (to a maximum of forty (40) Hours of Service per week) for each day that the individual is so paid. Hours of Service shall be calculated in accordance with Department of Labor Regulations
    Section 2530.200b-2 or any future legislation or regulation that amends, supplements or supersedes said section.

        (d) Hours of Service shall not be credited for the performance of duties for any entity prior to the time of acquisition of fifty percent of the voting or other ownership interest of such entity by Coastal. Provided, however, that Hours of Service under this Plan shall include Hours of Service credited under the Plan prior to the January 1, 1989 restatement of the Plan.

        (e) Solely for purposes of determining an individual's

                           (i) eligibility to participate in the Plan under
                  Section 2.1, and

                           (ii) vesting under Section 5.6, Hours of Service
                  shall include hours during an approved leave of absence granted by the Company to an individual on or after August 5, 1993 pursuant to the Family and Medical Leave Act, if the individual returns to employment with the Company, a Subsidiary or Related Employer at the end of such leave of absence.

        Such Hours of Service shall be calculated pursuant to the provisions of Subsection (c) of this Section.

    1.27 "Investment Fund" or "Fund" means any fund as described in the Plan.

    1.28 "Limitation Year" means the twelve (12) consecutive month period to be used in determining the Plan's compliance with Code Section 415 and the Regulations thereunder. The Company shall take all actions necessary to ensure that the Limitation Year is the same twelve (12) month period as the Plan Year.

    1.29 "Matching Contributions" means amounts contributed by the Company pursuant to Section 3.5 of the Plan.

    1.30 "Matching Contributions Account" means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan derived from Matching Contributions.

    1.31 "Maximum Permissible Amount" means the lesser of: (a) $30,000 (or, if greater, one-quarter of the dollar limitation in effect pursuant to Section 415(b)(1)(A) of the Code); or (b) 25% of a Participant's Compensation.

    1.32 "Non-ESOP Participant" means a Participant under a Salary Reduction Agreement and to which the ESOP provisions of the Plan do not apply.

    1.33 "Normal Retirement Date" means the date a Participant attains age 65.

    1.34 "Participant" means an Employee who becomes a Participant under the provisions of Section 2.2 of the Plan.

        (a) For purposes of Sections 3.9 and 4.2 of the Plan, "Participant" means an Eligible Employee, and;

        (b) An Employee who makes a Rollover Contribution prior to the Entry Date of such Employee shall be a Participant only with respect to such Rollover Contributions until the Entry Date of such Employee.

        (c) A former Employee or Beneficiary who has no vested Adjusted Balance in any account under the Plan is not a Participant.

    1.35 "Participation" means the months of participation calculated under the provisions of Active Participation excluding the provisions of subsection 1.1(d)(ii) and including any full calendar month during which a Participant is eligible to contribute and declines to do so.

    1.36 "Plan" means The Coastal Corporation Thrift Plan. For purposes of
Section 401(a) of the Code, the Plan shall constitute a profit-sharing plan, except for the ESOP provisions that shall constitute a stock bonus plan.

    1.37 "Plan Year" means the fiscal year of Coastal, which is currently designated as the twelve-month period from January through December of each year. Any other twelve consecutive month period that may hereafter be designated as the fiscal year of Coastal shall be the Plan Year.

    1.38 "Related Employer" means (i) any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company; (ii) any trade or business (whether incorporated or unincorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company; and (iii) any member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company.

    1.39 "Related Plan" means any other defined contribution plan (as defined in Section 415 of the Code) maintained by the Company or by any Related Employer.

    1.40 "Regulations" means regulations issued pursuant to provisions of the Code.

    1.41 "Salary Reduction Agreement" means a written agreement, entered into by a Participant, pursuant to the provisions of Section 3.2 of the Plan.

    1.42 "Salary Reduction Contributions" means amounts contributed by the Company pursuant to the provisions of Section 3.3 of the Plan.

    1.43 "Salary Reduction Contribution Account" means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from Salary Reduction Contributions.

    1.44 "Service" means the number of Employment Years, commencing with the Employment Year in which an individual is initially employed and ending with the Employment Year in which a Break in Service occurs during which the individual accrues at least 1,000 Hours of Service. Service will include an approved leave of absence granted to an individual on or after August 5, 1993 pursuant to the Family and Medical Leave Act, if such individual returns to employment with the Company, a Subsidiary or Related Employer at the end of such approved leave of absence. Without regard to the preceding provisions of this Section, a Participant's years of Service after a period of five consecutive one-year Breaks in Service shall be disregarded for purposes of determining his nonforfeitable interest in his Company Matching Contribution Account as of the Valuation Date coincident with or next preceding the date he incurs such five consecutive one-year Breaks in Service. For purposes of determining eligibility to participate in the Plan only, Service during the initial Employment Year shall be based on the initial date of hire or date of rehire, as is appropriate, and, for subsequent Employment Years (including the Plan Year which includes the first anniversary of the individual's date of hire or rehire, as appropriate), Service shall be determined based upon the Plan Year in lieu of the Employment Year.

    1.45 "Severance Period of One Year" means a twelve consecutive month period during which an Employee performs no Hours of Service and which begins on the earlier of the date, on which (i) the Participant terminates employment with the Company or (ii) the first date of a period in which the Participant remains absent from service of the Company for any reason other than termination of employment. For this purpose a Participant shall not be considered to have terminated employment while such Participant, due to disability, qualified for benefits under a long-term disability plan of the Company.

    1.46 "Subsidiary" means any corporation or unincorporated trade, business or partnership in which Coastal owns, directly or indirectly, fifty percent of the outstanding voting securities in such corporation or 50% of the ownership interest in such unincorporated entity.

    1.47 "Trust" or "Trust Fund" means all money, securities and other property held under the Trust Agreement for the purposes of the Plan.

    1.48 "Trust Agreement" means The Coastal Corporation Thrift Trust document, as it may be amended from time to time.

    1.49 "Trustee" with respect to the Trust Agreement is defined in such Trust Agreement.

    1.50 "Uniformed Services" means, with respect to the United States of America, the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, or full-time National Guard duty, the commissioned corps of the Public Health Service, and other category of persons designated by the President of the United States of America in time of war or emergency.

    1.51 "Valuation Date" means the last business day of each calendar month and such other date, if any, as shall be selected by the Administrator.

    1.52 "Veterans' Rights Act" means the Uniformed Services Employment and Reemployment Rights Act of 1994 (P.L. 103-353), as amended.

                                   ARTICLE II
                                  PARTICIPATION

    2.1 Eligibility. Each employee is eligible to participate in the Plan as of the Entry Date of such Employee or the first day of any pay period of such Employee that is subsequent to such Entry Date.

    2.2 Participation. To participate, an Employee who has met the eligibility requirements of Section 2.1 must enroll by submitting a written election to participate to the Administrator on a form provided by or acceptable to the Administrator or by using the electronic enrollment procedure provided by the Administrator.

    2.3 Reemployment of a Participant. If an Employee who has satisfied the eligibility requirements of Section 2.1 shall incur a Break in Service and shall thereafter be reemployed by the Company, he shall again become eligible to participate under the Plan on the date of his resumption of employment.

    2.4 Discontinuance of Contributions. To discontinue contributions to the Plan, a Participant must submit a written election to discontinue contribution to the Administrator on a form provided by or acceptable to the Administrator or by using the electronic procedure provided by the Administrator. Such discontinuance may be effective the first day of any pay period of such Participant subsequent to its receipt by the Administrator. Such discontinuance must be effective for at least twelve weeks.

                                   ARTICLE III
                                  CONTRIBUTIONS

    3.1 After Tax Contributions.

        (a) Each Participant may elect to contribute from one percent (1%) to eight percent (8%) in increments of one percent (1%) of the Basic Compensation of such Participant to the Plan.

        (b) The minimum of one percent (1%) stated in the preceding subsection shall be two percent (2%) unless the Participant has also elected at least a one percent (1%) reduction in Basic Compensation pursuant to a Salary Reduction Agreement. The total of After Tax Contributions and Salary Reduction amount may not exceed the maximum percentage for such Participant established pursuant to Section 3.4.

    3.2 Salary Reductions.

        (a) By entering into a Salary Reduction Agreement with the Company, a Participant elects to reduce his Basic Compensation from the Company by a percentage between one percent (1%) and eight percent (8%) (in increments of one percent (1%)). Reductions to a Participant's Basic Compensation pursuant to his Salary Reduction Agreement shall be effected through payroll deductions. Salary Reduction Agreements shall be subject to the special rules set forth in ARTICLE IV below.

        (b) The minimum of one percent (1%) stated in preceding subsection (a) shall be two percent (2%) unless the Participant is also contributing at least one percent (1%) as an After Tax Contribution. The total of After Tax Contributions and Salary Reduction amount may not exceed the maximum percentage for the Participant as established pursuant to Section 3.4.

        (c) Notwithstanding any provision of the Plan to the contrary, the elective deferrals (as defined in Section 402(g)(3) of the Code, including Salary Reduction Contributions) of any Participant for any taxable year of the Participant shall not exceed the amount set forth in Section 402(g) of the Code, as adjusted by the Secretary of the Treasury pursuant to Sections 402(g)(5) and 415(d) of the Code. Notwithstanding subsection 3.2(a), fractional reductions shall be permitted where necessary to comply with the limit imposed by Section 402(g)(1) of the Code. Any amount contributed to the Plan by the Company on behalf of a Participant during any Plan Year, pursuant to the Participant's Salary Reduction Agreement, in excess of the limitations set forth in this subsection, adjusted for earnings, gains, and losses allocable thereto, shall be paid directly to the Participant within the time period set forth in Section 402(g)(2) of the Code.

        (d) Salary Reduction Contributions for ESOP Participants shall constitute and shall be treated as an ESOP. Except as otherwise provided in Sections 10.3 and 10.4, all Salary Reduction Contributions for ESOP Participants shall be invested in Common Stock.

    3.3 Salary Reduction Contributions. The Company shall contribute to the Trust for each Plan Year a Salary Reduction Contribution in an amount equal to the total amount subject to Salary Reduction Agreements for such Year and deducted from payroll during such Year and not reduced pursuant to Section 3.2(c). The Company shall pay to the Trustee its Salary Reduction Contribution as of the earliest date on which such Contributions can reasonably be segregated from the Company's general assets, which date shall not be later than the fifteenth business day of the month following the date on which such amounts would otherwise have been payable to the Participants in cash.

    3.4 Maximum Contribution.

        (a) The total percentage of Basic Compensation contributed to the Plan for a Participant pursuant to both a Salary Reduction Agreement and an After Tax Contribution election and eligible for Company Matching Contribution shall not exceed two percent during the first twenty-four months of Active Participation, four percent during the twenty-fifth through the forty-eighth month of Active Participation, six percent during the forty-ninth through the seventy-second month of Active Participation and eight percent for months of Active Participation thereafter.

        (b) In addition to the amount eligible for Company Matching Contribution, a Participant who has less than seventy-two months of Active Participation may contribute an additional amount to the Plan. Such additional amount is not eligible for the Company Matching Contribution. Such additional amount shall be in whole percentages of the Basic Compensation of the Participant and may not exceed the percentage by which eight percent exceeds the total percentage of Basic Compensation of such Participant that is eligible for the Company Matching Contribution. Such additional percentage may be contributed pursuant to a Salary Reduction Agreement and/or After Tax Contribution election provided that the total contributed under both such options shall not exceed such additional percentage. This provision is effective on, and applies to periods of time after, January 1, 1990.

    3.5 Matching Contributions.

        (a) For each Plan Year the Company shall contribute to the Trust for each Participant a Matching Contribution in an amount equal to one hundred percent of the amount eligible for Company Matching Contribution pursuant to
    Section 3.4 of the Plan and designated by such Participant pursuant to a Salary Reduction Agreement and After Tax Contribution election and deducted from his Earnings through payroll deductions during such Plan Year. Matching Contributions shall be held in trust uninvested by the Company and shall not accrue earnings until remitted to the Trustee, which shall be as soon as practicable following the end of each payroll period. Matching Contributions shall be subject to the special rules set forth in Section 3.9 below.

        (b) Matching Contributions made with respect to a Plan Year or any part thereof pursuant to this Section shall in no event be made later than the time prescribed by law for filing the income tax return of the Company for the fiscal year of the Company (including extensions thereto) which corresponds to such Plan Year.

        (c) Matching Contributions to the Trust under the Plan shall be made in cash or other property as the Company, in its discretion, shall determine.

        (d) Matching Contributions shall be considered to be made with respect to After Tax Contributions for the period of time with respect to which the Matching Contribution is made to the extent that there are After Tax Contributions eligible for Matching Contributions and any remaining Matching Contributions shall be considered to be made with respect to a Salary Reduction Agreement.

    3.6 Limitations on Contributions. Notwithstanding anything to the contrary in Section 3.3 or 3.5, in no event shall: (i) the aggregate amount contributed by the Company pursuant to this Plan exceed the maximum deduction allowable by
Section 404 of the Code, or (ii) the Company contribute an amount for any Limitation Year which would cause: (a) the Annual Additions to the accounts of any Participant to exceed the Maximum Permissible Amount for such Participant for that Year (except as provided in Section 5.5(b)); or (b) the sum of the defined benefit plan fraction and the defined contribution plan fraction (as such terms are defined in Section 5.5) to exceed one (1) for any Participant for that Year. All contributions made by the Company under the Plan are conditioned upon the qualification of the Plan under Section 401 of the Code and deductibility of the contribution under Section 404 of the Code.

    3.7 Rollover Contributions.

        (a) An Employee may make a Rollover Contribution to the Plan. A Rollover Contribution shall be invested in the Coastal Common Stock Fund. If the Rollover Contribution consists of assets other than cash, such other assets shall be liquidated and the proceeds invested in the Coastal Common Stock Fund. Rollover Contributions are not eligible for Company Matching Contributions.

        (b) "Rollover Contribution" is a contribution to the Plan for the account of an Employee of an amount which is not subject to federal income tax if it is transferred to a qualified plan and which originated from (i) another qualified plan or (ii) an individual retirement account, the entire value of which is attributable to a rollover contribution from a qualified plan. Specifically, Rollover Contributions must meet the requirements of Sections 401(a)(31) or 408(d)(3) of the Code if such life annuity form of payment must be preserved in the Plan.

        A contribution shall not be accepted as a Rollover Contribution if the Administrator determines that such acceptance would render this Plan a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit sharing plan that provides for a life annuity form of payment to the Employee.

        (c) The Employee shall furnish any information requested by the Administrator with respect to a contribution which the Employee wishes to make to the Plan as a Rollover Contribution.

        (d) The Administrator shall determine if assets qualify as a Rollover Contribution before accepting such assets for the Plan. Assets that the Administrator determines do not qualify shall not be accepted. The Administrator shall not accept assets as a Rollover Contribution if, in its judgment, such acceptance would cause the Plan to violate any provision of the Code.

        (e) The Administrator shall establish accounting records that separately identify any Rollover Contributions, including earnings and appreciation or depreciation thereon, of a Participant.

        (f) Rollover Contribution shall remain invested in the Coastal Common Stock Fund.

    3.8 Withdrawal of Rollover Contribution. A Participant may withdraw all or any portion of the Rollover Account of such Participant as of any Valuation Date by submitting a written request to the Administrator. Such request must be received by the Administrator at least five days prior to the effective Valuation Date and must be in written form acceptable to the Administrator. The Participant may make one such withdrawal in a Plan Year. A withdrawal from the Rollover Account of a Participant shall not result in the suspension of contributions to the Plan for a Participant.

    3.9 Rules Governing Matching Contributions.

        (a) For each Plan Year, the Actual Contribution Percentage for Highly Compensated Eligible Employees for such Plan Year shall bear to the Actual Contribution Percentage for all other Eligible Employees for such Plan Year a relationship that satisfies either of the following tests:

            (i) The Actual Contribution Percentage for Highly Compensated Eligible Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by 1.25; or

            (ii)The Actual Contribution Percentage for Highly Compensated Eligible Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by two and the excess of the Actual Contribution Percentage for the group of Highly Compensated Eligible Employees over that of all other Eligible Employees is not more than two percentage points.

        The Administrator may apply the test of this subsection (a) by using the Actual Contribution Percentage for all other Eligible Employees for the preceding Plan Year in lieu of the Plan Year if the Administrator so elects; provided, however, that such election conforms to applicable Code requirements.

        (b) Aggregation Rules. The following aggregation rules shall apply in determining the Actual Contribution Percentage for purposes of determining the tests in Section 3.9(a):

            (i) If the Plan is aggregated with any other plan for purposes of Sections 401(a)(4) and 410(b) of the Code (except the average benefit percentage test of Section 410(b)(2)(A)(ii) of the Code), then all employee contributions and matching contributions made under such aggregated plans shall be treated as a single plan for purposes of Sections 401(a)(4), 401(m) and 410(b).

            (ii) If a Highly Compensated Eligible Employee is eligible to participate in more than one plan of the Employer to which employee or matching contributions are made, the Actual Contribution Percentage is calculated by treating all plans in which the Highly Compensated Eligible Employee is eligible to participate (except those plans that may not be permissively aggregated under Regulations Section 1.401(m)-1(b)(3)(i)) as a single plan.

        (c) If, at the end of any Plan Year, neither of the tests set forth in subsection (a) is satisfied for such Year, then the Matching Contributions made for such Year on behalf of Highly Compensated Eligible Employees and the After Tax Contributions made for such Year by Highly Compensated Eligible Employees shall be reduced in a manner set forth in this subsection
    (c) to the extent necessary to comply with one of the tests set forth in subsection (a). Reductions pursuant to the preceding sentence shall be effected with respect to Highly Compensated Eligible Employees pursuant to the following procedure:

            (i) The Actual Contribution Percentage of the Highly Compensated Eligible Employee with the highest Actual Contribution Percentage for the Plan year shall be reduced to the extent necessary to cause such Highly Compensated Eligible Employee's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Eligible Employee with the next highest Actual Contribution Percentage for such Plan Year. This process shall be repeated until the Plan satisfies one of the tests set forth in subsection (a) of this Section for such Plan Year.

            (ii)The dollar amount of each reduction made pursuant to (i) next above shall be determined for each Highly Compensated Eligible Employee and all such dollar amounts for such Plan Year shall be aggregated.

            (iii) The Matching Contributions and After Tax Contributions of the Highly Compensated Eligible Employee with the highest dollar amount of Matching Contributions and After Tax Contributions for the Plan Year shall be reduced to the extent necessary to cause the amount of such Highly Compensated Eligible Employee's Matching Contributions and After Tax Contributions to equal the amount of Matching Contributions and After Tax Contributions of the Highly Compensated Eligible Employee with the next highest dollar amount of Matching Contributions and After Tax Contributions so reduced equals the aggregate dollar amount in (ii) next above. In connection with the aforementioned procedure, (i) Matching Contributions made with respect to the amount of reduction in Salary Reduction Contributions for such year pursuant to provisions of Article III including Section 3.2(c) and Article IV including Section 4.2(c) shall be reduced first, and then (ii) After Tax Contributions and Matching Contributions with respect to After Tax Contributions shall be reduced equally to the extent necessary.

        (d) After Tax Contributions made by Eligible Employees who are not Highly Compensated Eligible Employees and Matching Contributions made on account of Eligible Employees who are not Highly Compensated Eligible Employees shall be valid and shall not be affected by this Section. After Tax Contributions and Matching Contributions that are reduced pursuant to the preceding provisions of this Section for a Plan Year, adjusted for earnings, gains, and losses allocable thereto pursuant to Section 401(m) of the Code for such Plan Year, shall be paid as soon as feasible to the applicable Eligible Employee. If the vested portion of the Matching Contributions Account of the Eligible Employee is not sufficient to satisfy the necessary reduction, the nonvested portion of the Matching Contributions Account shall be forfeited to the extent necessary to satisfy such reduction. The calculations, reductions, and payments required by this Section shall be made by the Administrator with respect to a Plan Year at any time prior to the close of the following Plan Year.

        (e) If, at any time during a Plan Year, the Administrator, in its sole discretion, determines that both of the tests set forth in subsection (a) of this Section 3.9 may not be met for such Plan Year, then:

            (i) The Administrator shall have the unilateral right during the Plan Year to require the prospective reduction, for the balance of the Year, or any part thereof, of the percentage of Earnings of Highly Compensated Eligible Employees that may be contributed as After Tax Contributions. Such reductions shall be made to the extent necessary, in the discretion of the Administrator, to assure that one of the tests set forth in subsection (a) of this Section 3.9 shall be met for the Plan Year and shall be based upon estimates made from data available to the Administrator at any time during the Plan Year.

            (ii)Reductions pursuant to subsection (i) next above shall be effected with respect to Highly Compensated Eligible Employees pursuant to one of the following procedures selected by the Administrator in its discretion.

                           (A) The Administrator may establish a maximum
                  percentage of Basic Compensation which may be contributed by a Highly Compensated Eligible Employee for all or any portion of the Plan Year. Such maximum percentage shall apply prospectively to all Highly Compensated Eligible Employees and may range from zero to eight percent, or

                           (B) The Actual Contribution Percentage of Highly
                  Compensated Eligible Employees shall be reduced on the basis of the amount of contributions by, or on behalf of, each such Highly Compensated Eligible Employee to the extent necessary to assume that one of the tests set forth in subsection (a) shall not be exceeded for such Plan Year.

        (f) If a "Multiple Use of the Alternative Limitation" occurs in a Plan Year, then, notwithstanding any other provision of Section 4.2 or of this
    Section 3.9, the test in paragraph (a)(ii) of this Section shall not be used to satisfy the requirements of this Section for After Tax Contributions and Matching Contributions in the same Plan Year that the test contained in
    Section 4.2(b)(ii) is used to satisfy the requirements of Section 4.2 with respect to Salary Reduction Contributions. If the preceding sentence shall be applicable for a Plan Year, then the Administrator shall determine whether to use the test in paragraph (a)(ii) of this Section to satisfy the requirements of this Section 3.9, or to use with the test in paragraph
    (b)(ii) of Section 4.2 to satisfy the requirements of Section 4.2 for such Plan Year.

        A Multiple Use of the Alternative Limitation shall occur in any Plan Year if both of the following conditions are satisfied in the Plan Year:

        (1) At least one Highly Compensated Eligible Employee is eligible to authorize Salary Reduction Contributions to be made on his behalf, and to make After Tax Contributions or have Matching Contributions allocated to his Matching Contributions Account, pursuant to the Plan during such Plan Year, and

        (2) The sum of the Actual Deferral Percentage of the entire group of Highly Compensated Eligible Employees and of the Actual Contribution Percentage of the entire group of Highly Compensated Eligible Employees for such Plan Year exceeds the greater of A and B below:

                      A. The sum of:

                           (i) 125% of the greater of (I) the Actual Deferral
                  Percentage of the group of Eligible Employees for such Plan Year who are not Highly Compensated Eligible Employees, or
                  (II) the Actual Contribution Percentage of the group of Eligible Employees who are not Highly Compensated Eligible Employees for such Plan Year, and

                           (ii) Two plus the lesser of (I) or (II) above. In no
                  event, however, shall this amount exceed 200% of the lesser of
                  (I) or (II) above;

                      B. The sum of:

                           (i) 125% of the lesser of (I) the Actual Deferral
                  Percentage of the group of Eligible Employees who are not Highly Compensated Eligible Employees for such Plan Year, or
                  (II) the Actual Contribution Percentage of the group of Eligible Employees who are not Highly Compensated Eligible Employees for such Plan Year, and

                           (ii) Two plus the greater of (I) or (II) above. In no
                  event, however, shall this amount exceed 200% of the greater of (I) or (II) above.

        (3) The Actual Deferral Percentage of the entire group of Highly Compensated Eligible Employees exceeds the amount described in Section 4.2(b)(i); and

        (4) The Actual Contribution Percentage of the entire group of Highly Compensated Eligible Employees exceeds the amount described in Section 3.9(a)(i).

    3.10 Exclusive Benefit of Employees. All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of those Employees who are Participants under the Plan, including former Employees and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Employees and their Beneficiaries shall any part of the Trust Fund (other than such part as may be required to pay administration expenses and taxes), be used for, or diverted to, purposes other than for the exclusive benefit of such Employees and their Beneficiaries. However, without regard to the provisions of this Section 3.10:

        (a) If a contribution under the Plan is conditioned on initial qualification of the Plan under Section 401(a) of the Code, and the Plan receives an adverse determination with respect to its initial qualification, the Trustee shall, upon written request of the Company, return to the Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

        (b) If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code; then, to the extent the deduction is disallowed, the Trustee shall upon written request of the Company return the contribution (to the extent disallowed) to the Company within one year after the date the deduction is disallowed;

        (c) If a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee shall, upon written request of the Company, return the contribution or such portion to the Company within one year after the date of payment to the Trustee; and

        (d) Earnings attributable to amounts to be returned to the Company pursuant to subsection (b) or (c) above shall not be returned, and losses attributable to amounts to be returned pursuant to subsection (b) or (c) shall reduce the amount to be so returned.

    3.11 Forfeitures of Matching Contributions.

         Matching Contributions with respect to Salary Reduction Contributions shall be forfeited to the extent that (i) such Matching Contributions were contributed with respect to Salary Reduction Contributions which must be distributed pursuant to the provisions of Section 4.3 and (ii) such Matching Contributions exceed contributions which must be distributed pursuant to Section 3.9(d).

    3.12 Return of Contributions.

         If a Participant has After Tax Contributions and/or Salary Reduction Contributions some of which were eligible for Company Matching Contributions and some of which were not so eligible, then in determining the amount of After Tax Contributions or Salary Reduction Contributions to be returned to a Participant pursuant to Sections 3.9 or 4.3, such distribution shall be considered to be made first from contributions of the respective type which were not eligible for a Company Matching Contribution.

    3.13 Veterans' Rights Act.

            a) The provisions of this Section apply only to the extent required by the Veterans' Rights Act.

            b) The Veterans' Rights Act provides for coverage under the Plan for persons who were covered Employees at the time of their departure to render service in the Uniformed Services and who otherwise qualify for coverage under such Act.

            c) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified service in the Uniformed Services will be provided in accordance with
        Section 414(u) of the Code.

                                   ARTICLE IV
                    SPECIAL RULES GOVERNING SALARY REDUCTION
                       CONTRIBUTIONS AND SALARY REDUCTION
                              CONTRIBUTION ACCOUNTS

    4.1 Administrative Rules Governing Salary Reduction Agreements.

        (a) A Salary Reduction Agreement entered into by a Participant pursuant to Section 3.2 and any amendment or revocation thereof, shall become effective on the Entry Date of a Participant or at the beginning of the first full payroll period following such Entry Date if such Participant executes and delivers a new or amended Salary Reduction Agreement, and other forms required by the Administrator prior to such effective date.

        (b) A Participant may unilaterally revoke a Salary Reduction Agreement at any time after it becomes effective by written instrument delivered to the Company or by using the electronic procedure provided by the Administrator.

        (c) The Company may amend or revoke a Salary Reduction Agreement with a Participant at any time if the Company determines that such amendment or revocation is necessary to ensure that the Annual Additions to the accounts of a Participant do not exceed the Maximum Permissible Amount for such Participant for that Year or to ensure that the requirements of Sections 3.2(c) and 4.2 are met for such Year.

    4.2 Limitations on Salary Reduction Contributions.

        (a) Notwithstanding anything to the contrary contained elsewhere in the Plan or contained in any Salary Reduction Agreement, all Salary Reduction Agreements entered into with respect to any Plan Year shall be valid only if one of the tests set forth in paragraph (b) next below is satisfied for such Plan Year. In determining whether such tests are satisfied, all Salary Reduction Contributions, if any, made with respect to such Plan Year shall be considered.

        (b) For each Plan Year, the Actual Deferral Percentage for Highly Compensated Eligible Employees for such Plan Year shall bear to the Actual Deferral Percentage for all other Eligible Employees for such Plan Year a relationship that satisfies either of the following tests:

                  (i)The Actual Deferral Percentage for Highly Compensated Eligible Employees is not more than the Actual Deferral Percentage of all other Eligible Employees multiplied by 1.25; or

                  (ii) The Actual Deferral Percentage for Highly Compensated Eligible Employees is not more than the Actual Deferral Percentage for all other Eligible Employees multiplied by two and the excess of the Actual Deferral Percentage for the group of Highly Compensated Eligible Employees over that of all other Eligible Employees is not more than two percentage points.

         The following rules shall apply in determining the Actual Deferral
Percentage:

                  (iii) A Salary Reduction Contribution will be taken into account under the Actual Deferral Percentage Test for a Plan Year only if it relates to Compensation that either (a) would have been received by the Employee in the Plan Year (but for the Eligible Employee's Salary Reduction Agreement), or (b) is attributable to services performed by the Eligible Employee in the Plan Year and, but for the Eligible Employee's Salary Reduction Agreement, would have been received by the Eligible Employee within two and one-half months after the close of the Plan Year.

                  (iv) A Salary Reduction Contribution will be taken into account under the Actual Deferral Percentage Test for a Plan Year only if it is allocated to Eligible Employees as of a date within that Plan Year. For purposes of this subsection, a Salary Reduction Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on the Eligible Employee's participation in the Plan or the performance of Service on any date subsequent to that date and the Salary Reduction Contribution is actually paid to the trust no later than twelve months after the Plan Year to which the Salary Reduction Contribution relates.

                  (v)If the Plan is aggregated with any other plan for purposes of Sections 401(a)(4) and 410(b) of the Code (except the average benefit percentage test of Section 410(b)(2)(A)(ii) of the Code), then all employee contributions and matching contributions made under such aggregated plans shall be treated as a single plan for purposes of Sections 401(a)(4) and 410(b).

                  (vi) If a Highly Compensated Eligible Employee is eligible to participate in more than one plan of the Employer to which employee or matching contributions are made, the Actual Deferral Percentage is calculated by treating all plans in which the Highly Compensated Eligible Employee is eligible to participate (except those plans that may not be permissively aggregated under Regulations Section 1.401(k)- 1(g)(1)(ii)) as a single plan.

         The Administrator may apply the test of subsection (b) by using the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan

    Year if the Administrator so elects; provided, however, that such election conforms to applicable Code requirements.

    (c) If at the end of any Plan Year neither of the tests set forth in subsection (b) next above is satisfied for such Year, then:

        (i) Salary Reduction Agreements entered into for such Year by Highly Compensated Eligible Employees shall be valid only to the extent permitted by one of the tests set forth in subsection (b) next above, and Salary Reduction Contributions made by the Company for such year for Highly Compensated Eligible Employees shall be reduced in the manner set forth in subsection (c)(ii) to the extent necessary to comply with one of the tests set forth in subsection (b) next above. All Salary Reduction contributions so reduced, adjusted for earnings, gain and losses allocable thereto, shall be allocated and distributed in the manner provided in Section 4.3.

        The Administrator may apply the test of subsection (b) by using the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year in lieu of the Plan Year if the Administrator so elects; provided, however, that such election, if made after 1999, requires governmental approval to change.

        (ii) Reductions pursuant to subsection (i) next above shall be effected with respect to Highly Compensated Eligible Employees pursuant to the following procedure:

            (A) The Actual Deferral Percentage of the Highly Compensated Eligible Employee with the highest deferral percentage for the Plan Year shall be reduced to the extent necessary to cause such Highly Compensated Eligible Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Eligible Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies one of the tests set forth in subsection (b) of this Section for such Plan Year.

            (B) The dollar amount of each reduction made pursuant to (A) next above shall be determined for each Highly Compensated Eligible Employee and all such dollar amounts for such Plan Year shall be aggregated.

            (C) The Salary Reduction Contributions of the Highly Compensated Eligible Employee with the highest dollar amount of Salary Reduction Contributions for the Plan Year shall be reduced by the amount necessary to cause the amount of such Highly Compensated Eligible Employee's Salary Reduction Contributions to equal the amount of Salary

        Reduction Contributions of the Highly Compensated Eligible Employee with the next highest dollar amount of Salary Reduction Contributions for such Plan Year. This process shall be repeated until the total amount of Salary Reduction Contributions so reduced equals the aggregate dollar amount determined in (B) next above.

            (iii) Salary Reduction Agreements entered into by all Eligible Employees who are not Highly Compensated Eligible Employees shall be valid and Salary Deferral Contributions made by the Company for such Eligible Employee shall not be changed.

            The amount of excess Salary Reduction Contributions to be distributed shall be reduced by any excess Salary Reduction Contributions previously distributed to the Eligible Employee for the taxable year ending with or within the same Plan Year and excess Salary Reduction Contributions to be distributed for a taxable year will be reduced by excess Salary Reduction Contributions previously distributed for the Plan beginning with or within such taxable year.

            The calculations, reductions and allocations required by this
        Section 4.2(c) and Section 4.3 shall be made by the Company with respect to a Plan Year at any time prior to the close of the following Plan Year.

        (d) If at any time during a Plan Year the Company, in its sole discretion, determines that both of the tests set forth in subsection (b) of this Section 4.2 may not be met for such Plan Year, then:

            (i) The Administrator shall have the unilateral right during the Plan Year to require the prospective reduction, for the balance of such Year or any part thereof of the percentage of the Earnings of Highly Compensated Eligible Employees that may be subject to Salary Reduction Agreements. Such reductions shall be made to the extent necessary, in the discretion of the Administrator, to assure that one of the tests set forth in subsection (b) of this Section 4.2 shall be met for the Plan Year and shall be based upon estimates made from data available to the Administrator at any time during the Plan Year.

            (ii) Reductions pursuant to subsection (i) next above shall be effected with respect to Highly Compensated Eligible Employees pursuant to one of the following procedures selected by the Administrator in its discretion:

                (A) The Administrator may establish a maximum percentage of
            Basic Compensation which may be contributed with respect to a Highly Compensated Eligible Employee pursuant to a Salary Reduction

            Agreement for all or any portion of the Plan Year. Such maximum percentage shall apply prospectively to all Highly Compensated Eligible Employees and may range from zero to eight percent, or

                (B) The Actual Deferral Percentage of Highly Compensated
            Eligible Employees shall be reduced on the basis of the amount of contributions by, or on behalf of, each such Highly Compensated Eligible Employee to the extent necessary to assume that one of the tests set forth in subsection (b) shall not be exceeded for such Plan Year.

    4.3 Return of Certain Salary Reduction Contributions. If a Salary Reduction Contribution made by the Company for a Highly Compensated Participant is reduced for Plan Year pursuant to Section 4.2(c), the amount so reduced, adjusted for earnings, gains and losses allocable thereto, shall be allocated and distributed to such Participant, at any time prior to the close of the following Plan Year.

    4.4 Distributions From Salary Reduction Contribution Accounts. Notwithstanding anything to the contrary contained elsewhere in the Plan, a Participant's Salary Reduction Contribution Account shall not be distributable other than upon:

        (a) The Participant's separation from service, death, or total and permanent disability;

        (b) Termination of the Plan without establishment of a successor plan;

        (c) The date of the sale or other disposition by the Company to an unrelated entity of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Company in a trade or business of the Company, where (i) the Participant is employed by such trade or business and continues employment with the entity acquiring such assets, and (ii) the Company continues to maintain the Plan after the sale or other disposition. The sale of 85% of the assets used in the trade or business shall be deemed a sale of "substantially all" of the assets used in such trade or business;

        (d) The date of the sale or other disposition by the Company of the Company's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity, where (i) the Participant is employed by such subsidiary and continues employment with such subsidiary following such sale or other disposition, and (ii) the Company continues to maintain the Plan after the sale or other disposition;

        (e) The Participant's attainment of age 59; or

        (f) The Participant's hardship (as defined in Section 6.5(a)).

        Notwithstanding anything to the contrary contained herein, an event shall not be treated as described in clause (b), (c) or (d) above with respect to any Participant unless the Participant receives a single sum distribution (as defined in Section 401(k)(10)(B)(ii) of the Code) by reason of the event.

    4.5 Accounting. Each Participant's Salary Reduction Contribution Account shall be accounted for separately from the Participant's other accounts under the Plan.

                                    ARTICLE V
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

    5.1 Separate Accounts. The Administrator shall create and maintain such separate accounts for each Participant as shall be needed, including an After Tax Contribution Account, a Salary Reduction Contribution Account, and Matching Contributions Accounts. The Administrator shall also create and maintain a Suspense Account in the event that such an Account is required pursuant to
Section 5.5. Such accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund. The Administrator may delegate the responsibility for the maintenance of the accounts to the Trustee or to Company. Notwithstanding any provisions of this Article, in no event shall an allocation be made to any Account of any Participant, for any Limitation Year which would cause: (a) Annual Additions to the accounts of such Participant to exceed the Maximum Permissible Amount for that Year (except as permitted in Section 5.5(b); or (b) the sum of the defined benefit plan fraction (as defined in Section 5.5) and the defined contribution plan fraction (as defined in Section 5.5) to exceed one for such Participant for that Year.

    5.2 Allocation of After Tax Contribution Accounts. After Tax Contributions made pursuant to an election of a Participant pursuant to Section 3.1 and not reduced pursuant to Section 3.9, shall be allocated to his After Tax Contribution Account as of the Valuation Date coincident with or next following the pay date with respect to which such contributions are made (even though receipt of such contributions by the Trustee may take place after such date).

    5.3 Allocation to Salary Reduction Accounts.

        (a) Salary Reduction Contributions made on behalf of a Participant shall be allocated to his Salary Reduction Contribution Account as of the Valuation Date coincident with or next following the pay date with respect to which such contributions are made.

    5.4 Allocation of Matching Contributions.

        (a) Matching Contributions made on behalf of a Participant pursuant to
    Section 3.5 and not reduced pursuant to

Sections 3.6, 3.9 and 3.11, shall be allocated to his Matching Contributions Accounts as of each Valuation Date (even though receipt of the Matching Contributions by the Trustee may take place after such date).

    5.5 Maximum Allocation.

        (a) Except as provided in subsection (b) of this Section, the allocations to the accounts of any Participant in any Limitation Year shall be limited so that the Participant's Annual Additions for such Year do not exceed the Maximum Permissible Amount.

        (b) If the foregoing limitation on allocations would be exceeded in any Limitation Year for any Participant as a result of (i) the allocation of forfeitures, (ii) reasonable error in estimating a Participant's Compensation, (iii) reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to a Participant, or (iv) under such other limited facts and circumstances that the Commissioner of Internal Revenue, pursuant to Regulations Section 1.415-6(b)(6), finds justify the availability of this
    Section 5.5, the After Tax Contributions and Salary Reduction Contributions made by or with respect to such Participant shall be distributed to him to the extent that any such distribution would reduce the amount in excess of the limits of this Section 5.5 and any amount in excess of the limits of this Section 5.5 remaining after such distribution shall be placed, unallocated to any Participant, in a Suspense Account. If a Suspense Account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the Suspense Account must be allocated to Participants' accounts (subject to the limits of this Section 5.5) before any contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year. The excess amount allocated pursuant to this Section 5.5(b) shall be used to reduce Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant. However, if that Participant is not covered by the Plan as of the end of the applicable Limitation Year, then the excess amounts must be held unallocated in the Suspense Account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. The Suspense Account will not share in the valuation of Participants' accounts and the allocation of earnings set forth in Section 5.7 of the Plan, and the change in fair market value and allocation of earnings attributable to the Suspense Account shall be allocated to the remaining accounts hereunder as set forth in Section 5.7.

        (c) Any reduction in the contributions and allocations under this Plan made with respect to a Participant's accounts required pursuant to this
    Section 5.5 and Section 415 of the Code shall be effected, to the minimum extent necessary, in the following manner: (i) first, After Tax Contributions made by such Participant, adjusted for earnings, gains, and losses allocable thereto, shall be reduced; (ii) next, the Salary Reduction Contributions that would have been made by the Company for the applicable Limitation Year with respect to the Participant shall be reduced; and (iii) finally, the Matching Contributions that would have been made by the Company for the applicable Plan Year with respect to such Participant shall be reduced. The amount of any reductions in After Tax Contributions and Salary Reduction Contributions pursuant to clauses (i) and (ii), adjusted for earnings, gains and losses allocable to After Tax Contributions, shall be paid by the Trustee directly to the affected Participant pursuant to subsection (b) of this Section, and the amount of earnings, gains and losses allocable to Salary Reduction Contributions, and any reductions in Matching Contributions, pursuant to clause (iii), adjusted for gains earnings, and losses allocable thereto, shall be treated pursuant to subsection (b) of this Section.

        (d) Upon termination of the Plan, any amounts in a Suspense Account at the time of such termination shall revert to the Company.

        (e) In the event that any Participant under this Plan is also a Participant in a defined benefit plan (as defined in Section 415(k) of the Code) maintained by the Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction (as such terms are defined in Section 415(e) of the Code) for any Limitation Year with respect to such Participant shall not exceed one. If that sum exceeds one, then no reduction in contributions or allocations to obtain compliance with Section 415(e) of the Code shall occur under this Plan until the Participant's benefits under such defined benefit plan have been reduced pursuant to the terms thereof. Any reduction under this Plan shall be made only to the extent necessary so that the sum of such fractions shall equal one. For purposes of this Section 5.5, a plan is deemed to be maintained by the Company if the plan is maintained by any Related Employer.

        Effective for Plan Years commencing after December 31, 1999, 5.5(e) is deleted in its entirety and replaced with "Reserved."

        (f) If a Participant is entitled to receive an allocation under this Plan and any Related Plan and, in the absence of the limitations contained in this Section 5.5, the Company would contribute or allocate to the accounts of that Participant an amount for a Limitation Year that would cause the Annual Additions to the accounts of the Participant to exceed the Maximum Permissible Amount for such Year, then the contributions or allocations made with respect to the Participant under this Plan shall not be reduced until the contributions or allocations under the Related Plan have been reduced to the extent necessary so that the allocation of such Annual Additions does not exceed the Maximum Permissible Amount.

        (g) The provisions of this Section shall be interpreted by the Administrator in the administration of the Plan, to reduce contributions and allocations (as required by this Section) only to the minimum extent necessary to reflect the requirements of Section 415 of the Code, as amended and in force from time to time, and Regulations promulgated pursuant to that Section, which are incorporated by reference herein.

    5.6 Vesting.

        (a) Each Participant shall have a vested interest in the Adjusted Balance of his Matching Contributions Account in accordance with the following formula:

          Calendar Months of         Vested      Forfeitable
         Active Participation      Percentage     Percentage
           Less than Twelve Months      0%            100%
           Twelve Months               20%             80%
           Twenty-four Months          40%             60%
           Thirty-six Months           60%             40%
           Forty-eight Months          80%             20%
           Sixty Months               100%              0%

        (b) On reaching his Normal Retirement Date, a Participant who is then employed on such Normal Retirement Date by the Company, a Related Employer, or a Subsidiary shall be one hundred percent (100%) vested in the Adjusted Balance of his Matching Contributions Account.

        (c) In the event a Participant dies or becomes disabled within the meaning of Sections 6.2 or 6.3 while an Employee, he shall be one hundred percent (100%) vested in the Adjusted Balance of his Matching Contributions Account as of the date of his death or disability.

        (d) In the event the Plan is terminated, or upon the complete discontinuance of Company contributions to the Plan, each Participant shall become one hundred percent (100%) vested in the Adjusted Balance of his Matching Contribution Account.

        (e) Each Participant shall at all times be fully vested in the Adjusted Balances of his Salary Reduction Contribution Account and After Tax Contribution Account.

        (f) Upon reemployment, a Participant shall be credited with his prior months of Active Participation for purposes of vesting with respect to Matching Contributions for Service after such reemployment date. This reinstatement does not apply to any amount forfeited under provisions of the Plan. In accordance with the provisions of the definition of Service, after five consecutive one-year Breaks in Service, any prior months Active Participation are disregarded and any interest in the Participant's Company Matching Contribution Account which was not vested prior to such five consecutive one-year Breaks in Service is forfeited.

    5.7 Allocations and Adjustments to Accounts. As of each Valuation Date, and subject to any applicable provisions of Article IX Loans, to Participants, the Administrator shall determine, on an accrual basis of accounting, the Adjusted Balance of the Account of each Participant in the following manner:

        (a) As soon as feasible after each Valuation Date, the Administrator shall determine the earning and the amount of any realized or unrealized appreciation or depreciation in the fair market value of each of the Investment Funds, determined as of the Valuation Date. In determining such value, the Administrator shall use such generally accepted methods and bases as the Administrator, in its discretion, shall deem advisable. The judgment of the Administrator as to the fair market value of any asset shall be presumptively conclusive and binding on all persons.

        (b) The Account Balances shall be adjusted to reflect the changes in the number of shares, amount of cash and short- term investments, units or dollar value as is appropriate for each Investment Fund.

        The Coastal Common Stock Fund, Coastal Class A Common Stock Fund, Coastal Preferred Stock Fund, Valero Stock Fund, Intelect Stock Fund and PG&E Stock Fund are maintained in shares of stock and cash and short-term investments.

        The Diversified Fund and the Index Fund shall be accounted for on a unit basis and the number of units shall not be adjusted to reflect changes in the market value of assets held by such Fund.

        The Interest Income Fund shall be accounted for on a cash basis. Each Account Balance shall be adjusted by an amount equal to the pro rata increase or decrease in fair market value of the assets of each such Fund.

        (c) Each Account shall then be further adjusted by adding to it the amount of contributions allocable thereto, for each Participant's Account pursuant to Sections 5.2, 5.3, and 5.4 for the appropriate period ending on that Valuation Date.

        (d) Following the above adjustments to each Account there shall be deducted from each Account the distributions and withdrawals made therefrom as of such Valuation Date and as of a date since the prior Valuation Date.

    5.8 Special Allocation Provisions. Whenever an account balance is distributable in installments, the undistributed balance of such account shall participate in the valuation provided in Section 5.7 until fully distributed.

                                   ARTICLE VI
                               PAYMENT OF BENEFITS

    6.1 General Requirements.

        (a) Withdrawals are effective on a Valuation Date, provided the Administrator receives a written withdrawal request at least five days prior to the Valuation Date.

        (b) Only one withdrawal may be made per calendar year except that, in the year the Participant terminates employment, both a withdrawal during employment and a withdrawal due to termination may be made.

        (c) The Company shall not make any contribution to the Trust for the account of a Participant with respect to any period the Participant is not permitted to contribute to the Trust.

    6.2 Payments on Death.

        (a) Upon the death of a Participant, distribution shall be made pursuant to written direction from the Beneficiary of such Participant in accordance with the withdrawal provisions of the Plan.

        (b) Each unmarried Participant or each married Participant whose surviving Spouse has consented to an alternate Beneficiary designation or alternate method of payment as provided in subsection (c), shall have the right to designate, by giving a written designation to the Administrator,
    (i) a person or persons or entity as Beneficiary to receive the death benefit provided under this Section 6.2 and (ii) the method of payment of such death benefit to his Beneficiary pursuant to Section 6.7. Successive designations may be made, and the last designation received by the Administrator prior to the death of the Participant shall be effective and shall revoke all prior designations. If a designated Beneficiary shall die before the Participant, the Beneficiary's interest shall terminate, and, unless otherwise provided in the Participant's designation, if the designation included more than one Beneficiary, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant. A Participant to whom this subsection applies shall have the right to designate different Beneficiaries to receive the Adjusted Balance in his various accounts under the Plan and shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary.

        (c) The Beneficiary of each married Participant shall be the surviving Spouse, if any, of the Participant and the death benefits of any Participant who is married at the date of his death shall be paid in full to his surviving Spouse, if any, in a single sum or such other form of distribution as is permitted by the Plan. Notwithstanding the preceding sentence, the death benefits provided pursuant to subsection (a) shall be distributed to any other Beneficiary designated by a married Participant as provided in subsection (b) of this Section and pursuant to the method, if any, designated by the Participant as provided in subsection (b) if the Participant's surviving Spouse consented to such designation by the Participant, prior to the date of the Participant's death, in writing. Such consent must acknowledge the effect of the election and the identity of any nonsurviving Spouse Beneficiary, including any class of Beneficiaries or contingent Beneficiaries, and must be witnessed by a representative of the Plan or a notary public. The consent of the Participant's surviving Spouse shall not be required if the Participant establishes to the satisfaction of the Administrator that consent may not be obtained because there is no surviving Spouse or the surviving Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. The Participant may not subsequently change the method of distribution elected by the Participant or the designation of his Beneficiary unless his surviving Spouse consents to the new election or designation in accordance with the requirements set forth in the preceding sentence, or unless the surviving Spouse's consent permits the Participant to change the election of method of payment or the designation of his Beneficiary without the Spouse's further consent. Any consent by a surviving Spouse, or establishment that the consent of the surviving Spouse may not be obtained, shall be effective only with respect to that surviving Spouse.

        (d) If a Participant fails to designate a Beneficiary, if such designation is for any reason illegal or ineffective, or if no Beneficiary survives the Participant, his death benefits otherwise payable pursuant to subsections (b) or (c) shall be paid:

                (i) to his surviving Spouse; or

                (ii) if there is no surviving Spouse, or if the surviving Spouse has rejected the death benefits under the Plan pursuant to provisions of the Plan, then to the estate of the Participant.

        (e) The Administrator may determine the identity of the distributees of any death benefit payable under the Plan and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it to be sufficient.

        (f) A Participant's surviving Spouse, for purposes of distributions pursuant to this Section 6.2 of the Plan, is the person who is legally married to the Participant throughout the twelve month period immediately prior to the death of the Participant.

    6.3 Payments on Disability. A Participant who is totally and permanently disabled may request a withdrawal of the Adjusted Balance of the Participant's accounts in a method provided in the Plan. For purposes of this section "total and permanent disability" means a physical or mental condition which is expected to render the Participant permanently unable to perform duties of any gainful employment based on the education, training and background of the Participant. The determination of the existence of such disability shall be made by the Administrator and shall be final and binding upon the Participant and all other parties. The Administrator may require the submission of such medical evidence as it may deem necessary in order to arrive at its determination. The Administrator's determination of the existence of a disability will be made with reference to the nature of the injury without regard to the period the Participant is absent from work.

    6.4 Payments on Termination. Upon the termination of a Participant's employment with the Company for any reason other than death, the Participant may request a withdrawal of the Adjusted Balance of his Salary Reduction Contribution Account and After Tax Contribution Account, if any, and the vested portion of the Adjusted Balance of his Matching Contributions Account, if any, in a method provided in the Plan. The vested portion of a Participant's Matching Contributions Account shall be determined in accordance with Plan provisions including Section 5.6.

    If the Participant was at least fifty percent vested at the time of such termination of employment or if the Participant does not withdraw any amount attributable to the benefit derived from contributions made by such Participant, the nonvested portion, if any, of the Adjusted Balance of his Matching Contributions Account shall be retained in his Matching Contributions Account until a period has elapsed sufficient to determine whether he will be reemployed or will incur five consecutive one-year Breaks in Service. If he is reemployed before he incurs five consecutive one-year Breaks in Service, his Matching Contributions Account will continue to vest. If he incurs five consecutive one-year Breaks in Service the amount in such accounts shall be deemed a forfeiture and shall be applied to reduce future Company Matching Contributions to the Plan. If a Participant who is rehired before he incurs five consecutive one- year Breaks in Service again incurs a termination of employment under circumstances in which he is not fully vested in his Matching Contributions Account, the portion of his Matching Contributions Account distributable on the date of his later termination of employment shall be calculated as follows:

        (i) the amount distributed to the Participant from his Matching Contributions Account upon his earlier termination of employment shall be added to the Adjusted Balance of his Matching Contributions Account;

        (ii) the amount determined under subsection (i) shall be multiplied by the vested percentage as of the date of his later termination of employment determined under; Section 5.6 and

        (iii) the amount distributed to the Participant upon his earlier termination of employment shall be deducted from the product calculated under subsection (ii) to determine the amount distributable upon his later termination of employment.

    If the Participant was less than fifty percent vested at the time of termination of employment with the Company for any reason other than death and withdraws any amount attributable to the benefit derived from contributions made by such Participant, the nonvested portion, if any, of the Adjusted Balance of his Matching Contributions Account shall be forfeited. However, such forfeited amount shall remain subject to reinstatement and further vesting under provisions of the Plan if the Participant is reemployed before he incurs five consecutive one-year Breaks in Service. If such Participant is reemployed before he incurs five consecutive one-year Breaks in Service, any amount forfeited due to a withdrawal described in the preceding sentence shall be restored upon repayment by such Participant of the full amount of such withdrawal. Any such repayment must be made before the earlier of five years after the first day the employee is subsequently reemployed or the close of the first period of five consecutive one-year Breaks in Service commencing after the withdrawal. Upon reemployment prior to incurring five consecutive one-year Breaks in Service, the dollar value of the forfeited amount shall be restored without adjustment for gains or losses and shall be subject to further vesting on a prospective basis pursuant to Plan provisions. In computing future vesting with respect to such reinstated amount, such reinstated amount shall be multiplied by a factor described in the following sentence prior to being multiplied by the percentage of increased vesting so as to adjust the reinstated amount to reflect the amount which would have vested if the full Adjusted Balance of his Matching Contributions Account were being multiplied by the vesting percentage. The factor described in the preceding sentence is a fraction, the numerator of which is one, and the denominator of which is the fractional portion of such Adjusted Balance of his Matching Contributions Account prior to the distribution represented by the reinstated amount. The preceding applies to a Participant who terminated employment after 1984.

    Amounts forfeited shall be applied to reduce future Matching Contributions to the Plan.

    6.5 Pretermination Distributions - Salary Reduction Contribution Accounts.

        (a) The Administrator may upon the request of a Participant who has not attained the age of fifty-nine and one-half and who makes such request prior to his termination of employment, direct the Trustee to make distribution to the Participant from his Salary Reduction Contribution Account for the purposes set forth below, subject to the following rules:

        (i) Each request for a distribution must be made by written application to the Administrator supported by such evidence as the Administrator may require;

        (ii) In no event shall the amount distributed to a Participant in accordance with this Section 6.5 exceed 100% of his Salary Reduction Contribution Account as of December 31, 1988, plus amounts attributable to contributions only after 1988 but excluding earnings after 1988;

        (iii) Each distribution made pursuant to this Section 6.5 shall be on account of a hardship suffered by the Participant. For purposes of this
    Section 6.5, a hardship shall be limited to:

            (1) Medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code); or necessary for these persons to obtain medical care described in
        Section 213(d) of the Code;

            (2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

            (3) Payment of tuition and related educational fees for the next twelve months of post- secondary education for Participant, his spouse, children or dependent;

            (4) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; and

            (5) Funeral expenses of a family member of the Participant;

        (iv) The amount distributed shall not be in excess of the immediate and heavy financial need of the Participant which need shall be deemed to include any amounts reasonably anticipated by the Participant to be necessary to pay federal, state or local income taxes and penalties incurred as a result of the distribution;

        (v) The Participant shall first obtain all distributions, other than hardship distributions, and all nontaxable loans currently available under the Plan and all other Plans maintained by the Company;

        (vi) The Participant's elective contributions and employee contributions (as defined in Regulations Section 1.401(k)) shall be suspended under the Plan and all other deferred compensation plans maintained by the

        Company for 12 months after his receipt of the hardship distribution (except for mandatory employee contributions to a defined benefit plan);

            (vii) The Participant may not make elective contributions (as defined in Regulations Section 1.401(k)) under the Plan or any other Plan maintained by the Company for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution;

            (viii) The amount distributed to a Participant in accordance with this Section 6.5 shall not exceed (A) the Adjusted Balance of a Participant's Salary Reduction Contribution Account as of December 31, 1988, plus (B) Salary Reduction Contributions allocated to such Salary Reduction Contribution Account after December 31, 1988; and

            (ix) If a Participant's termination of employment occurs after a request is approved in accordance with this Section 6.5 but prior to distribution of the full amount approved, the approval of his request shall be automatically void and the benefits which he or his Beneficiary are entitled to receive under the Plan shall be distributed in accordance with the preceding provisions of this Article.

        (b) A Participant who has attained the age of 59 may elect, by written instrument given to the Administrator, to withdraw from his Salary Reduction Contribution Account an amount not in excess of the Adjusted Balance thereof, pursuant to withdrawal provisions of the Plan.

        (c) A request for a distribution pursuant to subsection (a) of this
    Section 6.5 shall be approved or denied by written instrument given by the Administrator to the Participant within a reasonable time after the date the written request is given to the Administrator by the Participant.

    6.6 Property Distributed - Salary Reduction Contribution Accounts (ESOP).

            (a) (i) An ESOP Participant, or his Beneficiary, shall have the right to demand that all or any part of the distribution from his account be made in the form of Common Stock; provided, however, the Participant, or his Beneficiary, shall not have the right to demand a distribution in the form of Common Stock with respect to that portion of the Participant's account invested in other than Common Stock, at the Participant's election, including an election pursuant to Section 401(a)(28)(B)
        of the Code. Only whole shares of stock shall be distributed. Cash will be distributed in lieu of fractional shares in all cases. Subject to the foregoing right of a Participant, or his Beneficiary, to elect to receive a distribution in whole shares, distributions from the Plan may be made in cash, in whole shares of stock, or partially in whole shares and partially in cash, at the option of the Administrator.

            (ii) Prior to a distribution from the Plan initiated by the Administrator, the Administrator shall notify the Participant of the right to demand to receive stock from the Plan. Such notice shall also state that distributions involving less than fifty shares of stock of the Company and/or stock of companies other than the Company will be made in cash unless the Participant elects to receive stock within thirty days of such notice. The Participant shall have thirty days from the receipt of such notice in which to exercise his right to receive stock.

    6.7 Methods of Payment. (a) Whenever the Administrator shall direct the Trustee to make payment to a Participant or his Beneficiary upon termination of the Participant's employment (whether by reason of death or for other reasons), the Administrator shall direct the Trustee to pay the Adjusted Balance of his Salary Reduction Contribution Account, After Tax Contribution Account, the vested portion of the Adjusted Balance of his Matching Contributions Account, and any Rollover Contribution Account to or for the benefit of the Participant or his Beneficiary, in cash or wholly or partly in kind, in any of the following ways as the Participant shall determine (or, if a deceased former Participant shall have failed to select a method of payment, as his Beneficiary shall determine):

            (i) In a single sum, provided that distributions in kind shall be valued at the fair market value of the assets distributed on the Valuation Date as of which such distribution is made;

            (ii) Subject to Section 6.2, in annual installments computed pursuant to the method specified in this subsection (a) commencing, prospectively, at any time after termination of the Participant's employment and continuing over a period that complies with subsection
        (c); and

            (iii) With respect to the Interest Income Fund account balances, an annuity, if any, offered by the insurance company with whom the funds are deposited which meets the criteria established by ERISA and the Code for distribution from a qualified plan.

        Annual installments distributed pursuant to subsection (ii) shall be in an amount equal to the value of the account balances of the Participant in the Plan divided by the number of annual installments remaining to be made. An election for annual installments may be cancelled prospectively up to five days before the Valuation Date for any annual installment.

            The annual installment method of distribution described in subsection (a)(ii) of this Section may be elected by a Participant only if the Participant's vested interest in his accounts at the time for any distribution exceeds $5,000.

        If a Participant is married at the time an annuity is distributed pursuant to subsection (iii), such annuity shall provide that the Spouse to whom the Participant is married at the time of such distribution shall receive, upon the death of the Participant, a periodic benefit for the life of such Spouse which is at least fifty percent of the periodic benefit which was payable to the Participant. This requirement with respect to periodic payments for the surviving Spouse shall not apply if such Spouse rejects it in a manner which satisfies the requirements of Section 6.2 with respect to consent to an alternate Beneficiary by a surviving Spouse. For purposes of this Section 6.7, the term "Spouse" means the person married to the Participant at the time of distribution of the annuity with no twelve month of marriage requirement.

        (b) Payment shall be made or commence as follows:

            (i) In the case of a Participant whose employment terminated due to retirement, death, or disability, payment shall be made or commence not more than 60 days after the close of the Plan Year in which the employment of the Participant terminates.

            (ii) In the case of a Participant whose employment terminates for any reason other than retirement, death, or disability, payment shall be made or commence not more than 60 days after the close of the Plan Year in which the Participant incurs a Break in Service.

            (iii) Notwithstanding the provisions of subsections (i) and (ii), if the Participant's vested interest in his accounts at the time for any distribution exceeds $5,000, then neither such distribution nor any subsequent distribution shall be made to the Participant at any time before his 65th birthday without his written consent.

        (c) ESOP Participants. Notwithstanding the provisions of subsection
    (b),:

            (i) Unless an ESOP Participant otherwise elects, the distribution of the Adjusted Balance of his Salary Reduction Contribution Account will commence not later than twelve months after the close of the Plan Year
        (A) in which the ESOP Participant's employment with the

        Company terminates because of retirement on or after his Normal Retirement Date, permanent disability, or death, or (B) that is the fifth Plan Year following the Plan Year in which the ESOP Participant's employment with the Company terminates for any other reason, except that this clause (B) shall not apply if the ESOP Participant is reemployed by the Company before the first day of such fifth Plan Year.

            (ii) Unless the ESOP Participant otherwise elects, the distribution of the Adjusted Balance of his Salary Reduction Contribution Account will be in substantially equal annual payments over a period not longer than the greater of (A) five years, or (B) where the aggregate Adjusted Balance of an ESOP Participant's Salary Reduction Contribution Account exceeds $735,000, five years plus one additional year (but not more than five additional years) for each $145,000 or fraction thereof by which such aggregate Adjusted Balance exceeds $735,000. The dollar amounts contained in this subsection (ii) shall be adjusted by the Secretary of the Treasury pursuant to Section 409(o)(2) of the Code.

        (d) Notwithstanding anything to the contrary contained elsewhere in the
    Plan:

            (i) A Participant's benefits under the Plan will:

                (1) be distributed to him not later than the Required
            Distribution Date (as defined in subsection (iii)), or

                (2) be distributed commencing not later than the Required
            Distribution Date in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary.

            (ii) (1) If the Participant dies after distribution has commenced pursuant to subsection (i)(2) but before his entire interest in the Plan has been distributed to him, then the remaining portion or that interest will be distributed at least as rapidly as under the method of distribution being used under subsection (i)(2) at the date of his death.

                (2) If the Participant dies before distribution has commenced pursuant to subsection (i)(2), then, except as provided in subsections (ii)(3) and (ii)(4), his entire interest in the Plan will be distributed within five years after his death.

                (3) Notwithstanding the provisions of subsection (ii)(2), if the
            Participant dies before
            distribution has commenced pursuant to subsection (i)(2) and if any portion of his interest in the Plan is payable (A) to or for the benefit of a Beneficiary, (B) in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Beneficiary, and (C) beginning not later than one year after the date of the Participant's death or such later date as the Secretary of Treasury may prescribe by regulations, then the portion referred to in this subsection (ii)(3) shall be treated as distributed on the date on which such distribution begins.

                (4) Notwithstanding the provisions of subsections (ii)(2) and
            (ii)(3), if the Beneficiary referred to in subsection (ii)(3) is the surviving spouse of the Participant, then:

                    (A) the date on which the distributions are required to
                begin under subsection (ii)(3)(C) of this Section shall not be earlier than the date on which the Participant would have attained age 702, and

                    (B) if the surviving spouse dies before the distributions to that spouse begin, then this subsection (ii)(4) shall be applied as if the surviving spouse were the Participant.

            (iii) For purposes of this subsection (c), the Required Distribution Date means April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 702, or (B) the calendar year in which the Participant terminates service with the Company, unless he is a 5% owner (as defined in Section 416 of the Code) of the Company with respect to the Plan Year ending in the calendar year in which he attains age 702, in which case clause (B) shall not apply.

            However, if the Participant attains age 702 in calendar year 1988, the Required Distribution Date means April 1, 1990, and if the Participant attains age 702 prior to January 1, 1988, the Required Distribution Date means the April 1 following the later of the calendar year in which the Participant: (A) attains age 702, or (B) terminates service with the Company, unless he is a 5% owner (as defined in Section 416 of the Code) of the Company with respect to the Plan Year ending in the calendar year in which he attains age 702, in which case clause (B) shall not apply.

            If a Participant (other than a 5% owner) attained age 702 prior to 1997 and elected not to retire, the Participant shall continue to receive the distribution of Retirement Income until the Participant affirmatively elects to discontinue such distributions until the Participant retires, subject to the terms of an applicable qualified domestic relations order, as defined in Section 414(p) of the Code.

            If a Participant (other than a 5% owner) attains age 702 in 1996 and elects not to retire during 1996, the Participant may elect to defer the commencement of the distribution of Retirement Income, which election must be made by December 31, 1997. If such Participant elects not to defer the distribution of Retirement Income, the Participant must be paid a "make- up" distribution which is the Actuarial Equivalent of Retirement Income calculated as though the Participant had retired at age 70 2 during 1996 and distributions of Retirement Income had commenced on April 1, 1997 and were paid through December 31, 1997. The make-up distribution calculated under this provision must be paid to the Participant by December 31, 1997.

            If a Participant (other than a 5% owner) attains age 702 in 1997 or 1998 and elects not to retire, such Participant may affirmatively elect to have his Retirement Income commence April 1 of the year following the calendar year in which the Participant attains age 702.

            A Participant (other than a 5% owner) who attains age 702 after December 31, 1998 shall no longer have the option of electing to commence the distribution of Retirement Income prior to termination of employment.

            (iv) For purposes of this subsection (c), the life expectancy of a Participant and his surviving spouse shall be redetermined but only if the Participant (or spouse, if the Participant is deceased) requests such redetermination. Such redetermination may be made no more frequently than annually.

            (v) A Participant may not elect a form of distribution pursuant to subsection (i) providing payments to a Beneficiary who is other than his surviving spouse unless the actuarial value of the payments expected to be paid to the Participant is more than 50% of the actuarial value of the total payments expected to be paid under such form of distribution.

        (e) (i) This subsection applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this subsection, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

            (ii) Definitions.

                (A) "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(IV); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                (B) "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code or individual retirement annuity described in Section 408(b) of the Code.

                (C) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                (D) "Direct Rollover" is a payment by the Plan to the Eligible
            Retirement Plan specified by the Distributee.

            (iii) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty days after the notice required under Regulations Section 1.411(a)- 11(c) is given, provided that:

                (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty days after receiving such notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                (2) the Participant, after receiving such notice, affirmatively elects a distribution.

            Prior to January 1, 1998, $3,500 should be used in lieu of $5,000.

    6.8 Distribution of Unallocated Employee Contributions.

        (a) If on the date of termination of a Participant's employment, the Company shall be holding After Tax Contributions made by the Participant, but not yet allocated to his After Tax Contribution Account, the Administrator shall direct the Company to pay such amounts either directly to the Participant (or his Beneficiary, as the case may be) or to the Trustee, to be distributed by the Trustee in accordance with the method of distribution determined under Section 6.7.

        (b) If on the date of termination of a Participant's employment, a Participant's Earnings have been reduced by any amount pursuant to a Salary Reduction Agreement, and such amount has not yet been allocated to his Salary Reduction Contribution Account, the Administrator shall direct the Company to pay such amounts to the Trustee to be credited to the Participant's Salary Reduction Contribution Account, to be distributed by the Trustee in accordance with the method of distribution determined under
    Section 6.7.

    6.9 Administrative Powers Relating to Payments. If a Participant or Beneficiary is under a legal disability or, by reasons of illness or mental or physical disability, is in the opinion of the Administrator unable properly to attend to his personal financial matters, the Trustee may make such payments in such of the following ways as the Administrator shall direct:

            (i) directly to such Participant or Beneficiary;

            (ii) to the legal representative of such Participant or Beneficiary; or

            (iii) to some relative by blood or marriage, or friend, for the benefit of such Participant or Beneficiary.

    Any payment made pursuant to this section shall be in complete discharge of the obligation therefor under the Plan.

    6.10 Withdrawals from Participant Contribution Account.

        (a) As of any Valuation Date, a Participant may withdraw from his After Tax Contribution Account an amount not in excess of the Adjusted Balance thereof.

        (b) For a Participant with ten or more years of Active Participation, the preceding subsection (a) shall apply to his Matching Contribution Account.

        (c) If a withdrawal is made by a Participant from his After Tax Contribution Account or Salary Reduction Account, such Participant may not make an additional withdrawal from the Plan for the remainder of such Plan Year. In addition, the Participant may not make After Tax Contributions or contributions pursuant to a Salary Reduction Agreement until a period of twenty-six weeks has elapsed since the prior withdrawal. A fifty-two week suspension period shall apply if a withdrawal requiring such suspension is made pursuant to Section 6.5.

    6.11 Ten-Year Withdrawal.

        (a) After ten years of Active Participation in the Plan, each Participant may elect once during each such subsequent ten years of Active Participation to withdraw any portion of such Participant's Account Balances.

        (b) To receive a distribution as of a Valuation Date, the Administrator must receive a written withdrawal request at least five days prior to such Valuation Date. A Participant may continue to contribute to the Plan after a ten year withdrawal.

        (c) The withdrawals permitted by this Section shall not apply to the portion of the Account Balances attributable to the Salary Reduction Contribution Account of the Participant unless the Participant has attained the age of fifty nine and one half years, the Participant is totally and permanently disabled (as determined by the Administrator) or the withdrawal is approved by the Administrator pursuant to the criteria and procedure contained in Section 6.5.

        (d) Unless the Participant specifies otherwise, withdrawals shall be made first from the portion of the Account Balances attributable to After Tax Contributions of the Participant, next from the portion attributable to the Company Matching Contributions which are eligible for withdrawal and finally from the portion contributed pursuant to a Salary Reduction Agreement of the Participant.

    6.12 Participant to Elect Source of Funds for Distribution. A Participant or where appropriate, a Beneficiary may designate the accounting fund from which a distribution of assets from the Trust are to be made.

                                   ARTICLE VII
                               PLAN ADMINISTRATION

    7.1 Company Responsibility.

        (a) Coastal shall be responsible for and shall control and manage the operation and administration of the Plan. It shall be the "Plan Administrator" and "Named Fiduciary" for purposes of ERISA and shall be subject to service of process on behalf of the Plan. The Board may, in its discretion, appoint a Committee of one or more persons, to be known as the "Plan Administrative Committee" to act as the agent of Coastal in performing these duties. In the event that the Board chooses not to appoint such a Committee, all references in the Plan to the "Committee" (except for such references in this Section 7.1) shall mean Coastal. The members of the Committee shall serve at the pleasure of the Board; they may be officers, directors, or employees of the Company or any other individuals. Any member may resign by delivering his written resignation to the Board and to the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Board. The Company shall advise the Trustee in writing of the names of the members of the Committee and of changes in membership from time to time.

        (b) Except as specified otherwise in the Plan, any action permitted or required with respect to the Plan shall be performed by an officer of the Company.

    7.2 Powers and Duties of Administrator.

        (a) The Administrator shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan. The Administrator shall direct the Trustee concerning all payments which shall be made out of the Trust pursuant to the Plan. The Administrator shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to, questions of eligibility and the status of rights to Participants, Beneficiaries and other persons. Any such determination by the Administrator shall presumptively be conclusive and binding on all persons. The regularly kept records of the Company shall be conclusive and binding upon all persons with respect to an Employee's Hours of Service, date and length of employment, time and amount of Compensation and the manner of payment thereof, type and length of any absence from work and all other matters contained therein relating to Employees. All rules and determinations of the Administrator shall be uniformly and consistently applied to all persons in similar circumstances. The Committee shall have the powers and duties of the Administrator to the extent the Board designates a Committee and directs it to exercise such powers and perform such duties.

        (b) The Administrator has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan, including without limitation, the authority to determine any person's right to benefits under the Plan, the correct amount and form of any such benefits, the authority to decide any appeal, the authority to review and correct any prior actions, and all of the rights, powers, and authorities specified in the Plan. Notwithstanding any provision of law or any explicit or implicit provision of this document, any action taken, or ruling or decision made, by the Administrator in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties, including without limitation, all Participants and Beneficiaries, regardless of whether the Administrator may have an actual or potential conflict of interest with respect to the subject matter of such action, ruling, or decision. No such final action, ruling, or decision of the Administrator shall be subject to de novo review in any judicial proceeding; and no such final action, ruling, or decision of the Administrator may be set aside unless it is held to have been an abuse of discretion or arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

        (c) When a misstatement or mistake of fact becomes known, the Administrator shall make such adjustments as it determines to be practical and equitable.

    7.3 Organization and Operation of Committee.

        (a) The Committee shall act by majority vote of its members at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting. The signatures of a majority of the members will be sufficient to authorize Committee action. A Committee member shall not participate in discussions of or vote upon matters pertaining to his own participation in the Plan.

        (b) The Committee may authorize any of its members or any other person to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of such member or person. The Trustee thereafter shall accept and rely upon any document executed by such members or persons as representing action by the Committee, until the Committee shall file with the Trustee a written revocation of such designation.

        (c) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and with the consent of the Administrator, may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel, specialist or other person.

    7.4 Records and Reports of Committee. The Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for proper administration of the Plan. The Committee shall, when appropriate, notify the Trustee and the Company of any action taken by the Committee and, when required, shall notify any other interested person or persons.

    7.5 Claims Procedure. Claims for benefits under the Plan shall be made in writing to the Committee. In the event a claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, notify the claimant in writing of the denial of the claim. If the claimant shall not be notified in writing of the denial of the claim within ninety (90) days after it is received by the Committee, the claim shall be deemed denied. A notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain (i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's review procedure. Within sixty (60) days of the receipt by the claimant of the written notice of denial of the claim, or within sixty (60) days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits including the conducting of a hearing, if necessary by the Committee. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the claim appeal promptly, but not later than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary), required an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred and twenty (120) days. The Committee shall notify the claimant in writing of any such extension. The decision upon review shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by the claimant and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

    7.6 Compensation and Expenses of Committee. The members of the Committee shall serve without compensation for services as such, but all proper expenses incurred by the Committee incident to the functioning of the Plan shall be paid by the Company; provided, however, that reasonable compensation or expenses of administering the Plan shall be borne by, and paid out of the Plan assets, except to the extent that the Administrator elects to have such expenses paid directly by the Company.

    7.7 Indemnity of Committee Members. The Company shall indemnify and defend each member of the Committee and each of its other employees against any and all claims, loss, damages, expenses (including reasonable attorney fees), and liability arising in connection with the administration of the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member or other employee.

                                  ARTICLE VIII
                                TRUST AND TRUSTEE

    8.1 Trust Agreement. A Trust has been created and will be maintained for the purposes of the Plan. All contributions under the Plan will be paid into the Trust. The Trust Fund will be held, invested and disposed of by the Trustee from time to time acting in accordance with the Trust Agreement. All benefits payable under the Plan will be paid from the Trust Fund.

    8.2 Exclusive Benefit of Employees.

        (a) All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement and the Plan for the exclusive benefit of those Employees who are Participants under the Plan, including former Employees and their Beneficiaries.

        The Company, Related Employers and Subsidiaries may pay all expenses incurred in the establishment and administration of the Plan, including expenses and fees of the Trustee, but they shall not be obligated to do so. Any such expenses not so paid may be paid from the Trust Fund to the extent permitted by applicable laws, including ERISA.

        (b) Compensation of the Trustee shall be paid by the Company. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof shall be paid from the Trust Fund.

    8.3 Appointment of Trustee and Investment Managers. The Administrator, by action of its Board of Directors, may appoint one or more Trustees and Investment Managers. Each Trustee and Investment Manager shall, upon acceptance of the Plan, be bound by its terms. The provisions of the Plan applicable to Trustee or Investment Manager shall apply to each Trustee or Investment Manager with respect to the assets assigned to it pursuant to the provisions of the Plan.

    Each Trustee and each Investment Manager shall be responsible for assets during the time that such assets are assigned to it and shall not be responsible for assets during a time when such assets are assigned to another Trustee or Investment Manager. Each Trustee or Investment Manager shall be liable with respect to its own acts, but not with respect to the act of any other Trustee or Investment Manager.

    Each Investment Manager shall be (a) registered as an investment advisor under the Investment Advisers Act of 1940, (b) a bank, as defined in the Investment Advisers Act of 1940, or (c) an insurance company qualified to manage, acquire or dispose of any assets of a plan under the laws of more than one state. Upon appointment, each Investment Manager shall certify and acknowledge, in writing, to the Administrator and the Trustee that he has a copy of the Plan, that he is a fiduciary with respect to such Plan, and that he has assumed the duties and responsibilities conferred upon him by the Administrator. The duties, responsibilities and authority of any Investment Manager may be revoked or modified by the Administrator at any time by written notice to such Investment Manager and to the Trustee. Any Investment Manager duly appointed and authorized by the Administrator shall, during the period of his appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated by the Administrator and to the extent permissible under the terms of the Plan) with respect to the investment or reinvestment of that portion of the Plan assets over which such Investment Manager has investment management authority.

    8.4 Assignment of Assets to Trustees. The Administrator shall have the power to assign all or a portion of the assets of the Trust to any Trustee. The Administrator shall provide written notice at least thirty days in advance to a Trustee of the Administrator's decision to transfer any assets from such Trustee to another Trustee. Any transfer of assets among Trustees shall occur as of a Valuation Date, unless all of the Trustees involved in the asset transfer consent to another date.

    8.5 Assignment of Assets to Investment Managers. With respect to assets assigned to it by the Administrator, each Trustee may assign all or a portion of such assets to an Investment Manager, provided such assignment is consistent with the duties, responsibilities and authorities granted to such Investment Manager by the Administrator. The Trustees may retain custody of the indicia of ownership of such assets.

    8.6 Voting Company Stock - Annual or Special Meeting. Before each annual or special meeting of the stockholders of The Coastal Corporation, Valero Energy Corporation, Intelect Communications, Inc. or Pacific Gas and Electric Company, the Trustee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or, in the event of his death, his Beneficiary) a copy of the proxy solicitation material for such meeting, and request written instructions from the Participants as to the voting of the stock credited to their accounts. Such instructions shall be on a confidential basis. The Trustee shall exercise the voting rights on stock credited to accounts of a Participant in accordance with the timely instructions of such Participant (or his Beneficiary, if applicable). If the Trustee does not timely receive voting instructions from a Participant (or Beneficiary), the stock credited to such Participant's accounts shall be voted by the

Trustee. The Trustee shall exercise the voting rights on stock that has not been credited to the accounts of Participants as of the applicable record date for determination of holders of stock entitled to vote.

    8.7 Voting Company Stock - Tender or Exchange Offer. Each Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of shares of stock allocated to the account of the Participant under the Plan, to direct the Trustee in writing on a confidential basis as to the manner in which to respond to a tender or exchange offer with respect to such stock. The Trustee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to shareholders of such stock in connection with any such tender or exchange offer. If the Trustee shall not receive timely direction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of such stock with respect to which such Participant (or Beneficiary) has the right of direction. Shares of stock which have not been allocated to the account of a Participant shall be tendered or exchanged by the Trustee in the same proportion as shares with respect to which Participants (or Beneficiaries) have the right of direction are tendered or exchanged.

    8.8 Common Trust Fund Authorization. Notwithstanding anything contained in this ARTICLE VIII to the contrary, the Trustee may engage in any transaction with:

        (a) a common or collective trust fund or pooled investment fund which is authorized and permitted to receive investments from the Trust and which is maintained by any "party-in-interest," within the meaning of Section 3(14) of ERISA, which is a bank or trust company supervised by a state or federal agency including, where otherwise permissible under the applicable laws and regulations, any such fund as maintained by the Trustee, its affiliates, any Investment Manager appointed hereunder or another fiduciary hereunder (provided such other fiduciary qualified as an Investment Manager under Section 3(38) of ERISA), the provisions of which as they may now or hereafter exist are hereby incorporated by reference, or

        (b) a pooled investment fund or an insurance company qualified to do business in a state, provided such fund is authorized and permitted to receive investments from the Trust, if (i) the transaction is a sale or purchase of an interest in such fund, and (ii) the bank, trust company or insurance company receives not more than reasonable compensation. This provision constitutes the express permission required by Section 408(b)(8) of ERISA.

                                   ARTICLE IX
                              LOANS TO PARTICIPANTS

    9.1 Loans. Loans to Participants are not available under the Plan.

                                    ARTICLE X
                         INVESTMENT OF ACCOUNT BALANCES

    10.1 Investment Funds. The Adjusted Balance of each Participant's Salary Reduction Contribution Account, After Tax Contribution Account and Matching Contributions Account will be invested in the various Investment Funds as described in this article.

    10.2 Initial Investment. Salary Reduction Contributions, After Tax Contributions and Matching Contributions received by the Trustee may be initially invested in such short-term investment obligations as selected by the Trustee from time to time pending investment pursuant to Section 10.3. These deposits and earnings will be allocated between the Investment Funds as of the Valuation Date next following receipt by the Trustee of such deposits and earnings in accordance with Participants' selection of Investment Funds pursuant to Section 10.3.

    10.3 Investment Options.

         (a) Salary Reduction Contributions shall be invested in the Coastal Common Stock Fund.

         (b) Matching Contributions shall be invested in the Coastal Common Stock Fund.

         (c) (i) After Tax Contributions which, pursuant to Plan Section 3.4(a), are eligible for Company Matching Contributions shall be allocated, pursuant to Participant's election (either in writing or by using the electronic procedure provided by the Administrator), to the Coastal Common Stock Fund, the Diversified Fund, the Index Fund and the Interest Income Fund. A minimum of twenty-five percent of After Tax Contributions must be allocated to the Coastal Common Stock Fund. Allocations to the various funds must be in multiples of one percent of After Tax Contributions.

             (ii) In default of any Participant's direction, such contributions will be invested in the Coastal Common Stock Fund until a form designating a different Investment Fund is submitted to the Administrator.

             (iii) After Tax Contributions which, pursuant to Plan Section 3.4(b), are not eligible for Company Matching Contributions shall be invested in the Coastal Common Stock Fund.

         (d) Each Participant shall have the right to file a maximum of four written forms per Plan Year with the Administrator modifying the direction made in subsection (c) with respect to subsequent After Tax Contributions under the Plan. Such investment elections shall be effective as of the first day of either a calendar month or pay period as is determined by the Administrator on a uniform basis. Such investment elections must be received by the Administrator (either in writing or made using the electronic procedure provided by the Administrator) prior to the first day of the period for which such election is effective.

         (e) Each Participant shall have the right once each Plan Year to file a written form with the Administrator directing that the portion of (i) his After Tax Contribution Account attributable to contributions which were eligible for Company Matching Contributions and/or (ii) (A) after he is both eligible for Company Matching Contributions at a level of eight percent and has attained the age of fifty-nine and one half years, or (B) after he has both attained the age of 55 years and completed ten years of Participation, his Salary Reduction Contribution Account held in the Coastal Common Stock Fund, the Diversified Fund, the Index Fund and/or the Interest Income Fund be transferred, in whole or in part, to any other such Funds. This direction shall be made by designating the percentage of the Adjusted Balance of such Accounts that is to be transferred to such other Funds. Such a reinvestment election may be effective as of any Valuation Date provided that such election is received by the Administrator (either in writing or made using the electronic procedure provided by the Administrator) at least five days before such Valuation Date.

         A Participant is limited to one transfer among funds per calendar year under the Plan and a transfer among funds pursuant to Section 10.4 or 10.5 shall be in lieu of, and not in addition to, a transfer among funds pursuant to this Section 10.3.

         (f) In general, the process for purchase and sale of stock and other investments is as described herein. When a Participant requests a transfer among funds, the Account Balance of the Participant will indicate the transfer out of one fund and into the other fund as of the Valuation Date selected by the Participant.

           The amount transferred from a stock fund is determined as described herein in subsection (g) of this Section.

           Any amount transferred to the Coastal Common Stock Fund is entered as short-term investment and stock is allocated as of the next Valuation Date. See subsection (i) of this Section.

           Any amount transferred to or from the Interest Income Fund, the Diversified Fund or the Index Fund is entered or removed, respectively, as of the Valuation Date selected by the Participant for such transfer. This differs from transactions involving Coastal common stock since the Interest Income Fund, Diversified Fund and the Index Fund do not have a short-term investment account.

         (g) Sale of Stock.

           Sale of Coastal common stock from an account is considered to have occurred as of the Valuation Date and the Participant directing the sale will generally receive the closing price on that day. The closing price is the "Close" price for New York Stock Exchange Composite Transactions as reported in "The Wall Street Journal" or, if not so reported, the closing price as determined by the Administrator from independent reporting sources. The shares being sold by the Participant are purchased by the Trust from the Participant at the closing price. The shares are then available as part of the "purchase pool," discussed below, for allocation to the accounts of Participants who purchase shares through contribution or transfer of funds. In the event that the volume of sales by Participants exceeds the anticipated need of the Trust for Coastal common stock, the Trustee may sell the stock which exceeds the anticipated need of the Trust. Such sales will be in the open market and the price received by the Trustee may vary substantially from the closing price on the Valuation Date. When such market sales occur, the price received by a Participant for sale of stock in his account will be the average sale price of shares retained by the Trust at closing market price on the Valuation Date and the actual sale price of shares sold on the market. This means that a Participant making a withdrawal of cash or a transfer among funds may receive a price per share which is less than or greater than the closing market price on the Valuation Date.

           Coastal Preferred Stock Fund, Valero Stock Fund, Intelect Stock Fund and PG&E Stock Fund are similar to the Coastal Common Stock Fund, except that all shares from these funds must be sold in the market. Thus, the proceeds of market sales are the amount the Participant receives upon transfer or withdrawal of cash from these funds. These market sales are made on or as close to the Valuation Date as practical. The average price received for all shares sold for a particular Valuation Date is the amount realized by each Participant. There are no purchases by the Trust because contributions and transfers to these funds are not permitted.

         (h) Purchase of Stock.

           The purchase price of shares allocated to the account of a Participant is an average purchase price of shares that are, for convenience, called a "purchase pool." The purchase pool consists of shares retained by the Trust from the accounts of Participants who sell shares due to transfer among funds or withdrawal of cash from the Trust plus shares purchased by the Trustee in the open market. The purchase pool price for any end of month allocation is the average price of all shares in the purchase pool. Because the Trustee purchases shares in the market as needed for allocation, the Participant cannot determine in advance the purchase pool price. The Trustee does not purchase stock from Coastal and Coastal does not donate stock to the Thrift Plan. All purchases and sales involve parties other than Coastal.

         (i) Short-Term Cash Investment.

           The stock funds, including the Coastal Common Stock Fund, are to be invested in stock.

           Any funds which have not been invested in stock are described in the account of a Participant as "short-term cash." Any transfer to a stock fund as of a Valuation Date will be shown as short-term cash. This amount will be used as the basis for allocation of stock as of the following Valuation Date. This allocation is made using the purchase pool price for the Valuation Date the allocation is made. For example, if a Participant requests that $1,000 be transferred from the Interest Income Fund to the Coastal Common Stock Fund as of the February Valuation Date, the account of the Participant will reflect (1) a removal of $1,000 from Interest Income Fund as of the February Valuation Date, (2) short-term investment of $1,000 in the Coastal Common Stock Fund as of the February Valuation Date, (3) short-term investment of $0 as of the March Valuation Date, and (4) number of shares of stock which $1,000 purchased at the purchase pool price as of the March Valuation Date.

           Short-term investment is invested on a short-term basis pending purchase of stock. Earnings from such investments are allocated to accounts of Participants.

         (j) Allocation of Earnings.

           The Interest Income Fund may include contracts with insurance companies that pay different rates of interest and short term investments income which results from temporary investment of funds pending their transmission to the insurance companies. The earnings are commingled and allocated to each account based on the Account Balance as of the prior Valuation Date. For example, March earnings are allocated based on the Participant Account Balance as of the end of February. Then current contributions are added to give the total value as of the March Valuation Date.

           Processing of withdrawals can take 30 to 90 days. Funds being withdrawn do not receive an allocation of interest during that period of processing.

           Earnings for the Diversified Fund and the Index Fund are handled in the same general way as the Interest Income Fund. However, in the Diversified Fund and the Index Fund, the value of the unit reflects the change in value due to both earnings and market price changes.

         (k) The Administrator will maintain individual accounts representing the interests of Participants in the several investment funds.

    10.4 Diversification of Investments - Salary Reduction Contribution Accounts
(ESOP).

         (a) Each Qualified Participant (as defined below) may elect once each Plan Year in the Qualified Election Period (as defined below), by written instrument delivered to the Administrator [or by using the electronic procedure provided by the Administrator], to direct the investment of the Participant's Adjusted Balance of his Salary Reduction Contribution Account. The Administrator shall direct the Trustee to invest the Adjusted Balance of such Qualified Participant's Salary Reduction Contribution Account pursuant to the procedure described in Section 10.3(e) of the Plan.

         (b) A Qualified Participant's election pursuant to this Section shall direct the investment of the amount subject to that election among the Interest Income Fund, the Diversified Fund and the Index Fund.

         (c) Definitions.

               (1) "Qualified Election Period" means once each Plan Year beginning with the first Plan Year in which a Participant first becomes a Qualified Participant.

               (2) "Qualified Participant" means any Participant who has both attained the age of fifty-five years and completed ten years of Participation.

    10.5 Rules Governing Investments of Non-ESOP Participants. The provisions of this Section apply to Participant contributions pursuant to a Salary Reduction Agreement by a Participant during the time the Participant is an Employee of an adopting employer that (i) is not a corporation or (ii) is a corporation to which the ESOP provisions do not apply. (See the Introduction Section of the Plan for a description of corporations to which the ESOP provisions apply.)

         (a) The Participant may have his Salary Reduction Contribution Account invested in the Coastal Common Stock Fund, the Diversified Fund, the Index Fund and/ or the Interest Income Fund. The Participant must elect the investment allocation in writing or by using the electronic procedure provided by the Administrator. Allocations to the various funds must be in multiples of one percent of Salary Reduction Contributions. A minimum of one percent of the Basic Compensation of a Participant who elects the Salary Reduction Contribution must be allocated to the Coastal Common Stock Fund, provided, that such minimum of one percent of Basic Compensation shall be reduced to the extent necessary to make such minimum equal to a whole percentage of the Salary Reduction Contribution of the Participant.

         (b) Once each Plan Year, the Participant may direct that funds in his Salary Reduction Contribution Account be transferred among the Coastal Common Stock Fund, the Interest Income Fund, the Diversified Fund and the Index Fund using the procedure described in Section 10.3(e) of the Plan.

    10.6 Description of Funds

         (a) The Coastal Common Stock Fund. This Fund shall be invested in Common Stock. Cash dividends on Common Stock shall be reinvested in Common Stock.

         (b) Interest Income Fund. The Interest Income Fund is an unsegregated fund invested in interest bearing investments such as bonds, notes, debentures, savings accounts, savings certificates, commercial paper, obligations of the United States of America, deposit accounts maintained by one or more legal reserve life insurance companies which provide for the payment of fixed or variable rates of interest for specified periods of time, and other similar types of investments, although such investments may not be legal investments for trustees under the applicable statutes. A portion of the fund may be retained in cash.

         (c) Diversified Fund. The Diversified Fund is an unsegregated fund invested in capital stocks of issuers (other than Coastal or any Subsidiary thereof), notes, bonds, debentures, and other similar types of investments, although such investments may not be legal investments for trustees under the applicable statutes. A portion of the fund may be retained in cash or invested temporarily in obligations of the United States of America, or in commercial paper.

         (d) Index Fund. The Index Fund is an unsegregated fund invested in capital stocks or similar securities of issuers (other than Coastal or any Subsidiary thereof), although such investments may not be legal investments for trustees under the applicable statutes. The Index Fund seeks investment results that parallel the performance of an unmanaged stock index fund such as the Standard & Poor's 500 Composite Stock Price Index. A portion of the fund may be retained in cash or invested temporarily in obligations of the United States of America, or in commercial paper.

         (e) Coastal Class A Common Stock Fund. This fund is to hold Coastal Class A common stock that was issued as a dividend to holders of Common Stock.

           Cash realized from Coastal Class A common stock will be invested in the Coastal Common Stock Fund.

           A Participant may direct the Administrator in writing to have Coastal Class A common stock converted into Common Stock. When stock attributable to Employer contributions and earnings thereon is converted, the Common Stock received shall become part of the Coastal Common Stock Fund. When stock attributable to Participant contributions and earnings thereon is converted, the Common Stock received shall become part of the Coastal Common Stock Fund unless the Participant has directed in writing that the Common Stock is to be sold and the proceeds invested in the Diversified Fund, the Index Fund or the Interest Income Fund.

         (f) Coastal Preferred Stock Fund. The Coastal Preferred Stock Fund shall be invested in Coastal Series B $1.83 convertible preferred stock. Dividends shall be reinvested in the Coastal Common Stock Fund.

             Each Participant may elect to have the Coastal Series B $1.83 preferred stock in the Participant's account converted to Common Stock and Coastal Class A common stock. The Participant shall notify the Administrator of the election to convert such preferred stock and the number of shares to be converted. The Administrator shall instruct the Trustee to convert such preferred stock.

         (g) Valero Stock Fund. This fund is to hold common stock of Valero Energy Corporation (hereinafter, Valero) which was issued to holders of Common Stock as of the result of a corporate spinoff.

             A Participant may direct the Administrator to have cash realized from Valero stock invested in the Coastal Common Stock Fund. Such election shall be in writing and will become effective the first day of any month, provided the election is received by the Administrator prior to the first of such month. The election may be revoked by writing to the Administrator. Such revocation shall be effective the first day of any month, provided the election is received by the Administrator prior to the first of such month. All cash realized from Valero stock shall be invested in the Diversified Fund to the extent it is not invested in the Coastal Common Stock Fund pursuant to a Participant election.

             A Participant may direct the Administrator in writing to sell the Valero stock in the Participant's account and invest the proceeds in the Coastal Common Stock Fund or the Diversified Fund. In addition, a Participant may direct the Administrator, in writing, to sell the Valero stock in the Participant's account that is attributable to his contributions and earnings thereon, and invest the proceeds in the Interest Income Fund. A Participant may direct the Administrator to sell any Diversified Fund units purchased with proceeds of Valero stock attributable to Employer contributions and reinvest the proceeds in the Coastal Common Stock Fund.

             For purposes of the Withdrawal provisions of the Plan, the Valero stock shall be considered to have the same contribution date as the Coastal stock with respect to which the Valero stock was issued.

         (h) PG&E Stock Fund. This fund is to hold common stock of Pacific Gas and Electric Company (hereinafter PG&E) which was issued to holders of Valero common stock as a dividend.

             A Participant may direct the Administrator to have cash realized from PG&E stock invested in the Coastal Common Stock Fund. Such election shall be in writing and will become effective the first day of any month, provided the election is received by the Administrator prior to the first of such month. The election may be revoked by writing to the Administrator. Such revocation shall be effective the first day of any month, provided the election is received by the Administrator prior to the first of such month. All cash realized from PG&E stock shall be invested in the Diversified Fund to the extent it is not invested in Common Stock pursuant to a Participant election.

             A Participant may direct the Administrator in writing to sell the PG&E stock in the Participant's account and invest the proceeds in the Coastal Common Stock Fund or the Diversified Fund. In addition, a Participant may direct the Administrator, in writing, to sell the PG&E stock in the Participant's account that is attributable to his contributions and earnings thereon, and invest the proceeds in the Interest Income Fund. A Participant may direct the Administrator to sell any Diversified Fund units purchased with proceeds of PG&E stock attributable to Employer contributions and reinvest the proceeds in the Coastal Common Stock Fund.

             For purposes of the Withdrawal provisions of the Plan the PG&E stock shall be considered to have the same contribution date as the Valero stock with respect to which the PG&E stock was issued.

         (i) Intelect Stock Fund. This fund is to hold common stock of Intelect Communications, Inc. formerly Coastal International, Ltd. (hereinafter "Intelect") issued to holders of Common Stock, as the result of a corporate spinoff.

             Cash realized from Intelect stock will be reinvested in the Coastal Common Stock Fund.

             A Participant may direct the Administrator in writing to sell Intelect stock in the Participant's account and invest the proceeds in the Coastal Common Stock Fund or the Diversified Fund. In addition, a Participant may direct the Administrator in writing to sell the Intelect stock in the Participant's account which is attributable to his contributions and earnings thereon and to invest the proceeds in the Interest Income Fund.

             For purposes of the withdrawal provisions of the Plan, the date of contribution for the Intelect common stock is considered to be October 31, 1980.

                                   ARTICLE XI
                            AMENDMENT AND TERMINATION

    11.1 Amendment of Plan. The Company reserves the right at any time and from time to time to modify or amend, in whole or in part, any or all of the provisions of the Plan, by resolution of the board, as evidenced by a written instrument executed by an authorized officer of the Company, and all Employees and persons claiming any interest hereunder shall be bound thereby; provided however, that no amendment shall have the effect of:

                  (i) directly or indirectly divesting the interest of any Participant in any amount that he would have received had he terminated his employment with the Company immediately prior to the effective date of such amendment, or the interest of any Beneficiary as such interest existed immediately prior to the effective date of such amendment;

                  (ii) directly or indirectly affecting the vesting schedule set forth in Section 5.6 used to determine the vested interest of a Participant on the effective date of the amendment unless (a) the conditions of Section 203(c) of ERISA are satisfied and (b) each Participant whose nonforfeitable percentage of his accrued benefit derived from Matching Contributions is determined under such schedule and who has completed three years of Service with the Employer, may elect, during the election period, to have the nonforfeitable percentage determined under the old vesting schedule;

                  (iii) vesting in the Company any right, title, or interest in or to any Plan assets except as provided in Section 11.4 of the Plan;

                  (iv) causing or effecting discrimination in favor of officers, shareholders, or highly compensated Employees; or

                  (v) causing any part of the Plan assets to be used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries.

    11.2 Voluntary Termination of/or Permanent Discontinuance of Contributions to the Plan. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated, the Company shall have the right to terminate the Plan in whole or in part, or to permanently discontinue contributions to the Plan, at any time by resolution of its Board of Directors and by giving written notice of such termination or permanent discontinuance to the Trustee. Such resolution shall specify the effective date of termination or permanent discontinuance, which shall not be earlier than the first day of the Plan Year which includes the date of the resolution.

    11.3 Involuntary Termination of Plan. The Plan shall automatically terminate if the Company is legally adjudicated as bankrupt, makes a general assignment for the benefit of creditors, or is dissolved. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the consolidation or merger, or transfer of such assets, as the case may be, shall have the right to adopt and continue the Plan and succeed to the position of the Company hereunder. If, however, the Plan is not so adopted as of a date within ninety (90) days after the effective date of such consolidation, merger or sale, the Plan shall automatically be deemed terminated as of the effective date of such transaction. Nothing in this Plan shall prevent the dissolution, liquidation, consolidation or merger of the Company, or the sale or transfer of all or substantially all of its assets.

    11.4 Payments on Termination of/or Permanent Discontinuance of Contributions to the Plan. If the Plan is terminated as herein provided, or if it should be partially terminated, or upon the complete discontinuance of Company contributions to the Plan, the following procedure shall be followed, except that, in the event of a partial termination, it shall be followed only in cases of those Participants and Beneficiaries directly affected:

                  (i) The Administrator may continue to administer the Plan, but if it fails to do so, its records, books of account and other necessary data shall be turned over to the Trustee and the Trustee shall act on its own motion as hereinafter provided.

                  (ii) Notwithstanding any other provisions of the Plan, all interests of Participant shall become fully vested and nonforfeitable.

                  (iii) The value of the Trust and the shares of all Participants and Beneficiaries shall be determined as of the date of termination or discontinuance.

                  (iv) Distribution to Participants and Beneficiaries shall be made at such time after termination of or discontinuance of contributions to the Plan as shall be determined by the Administrator (or the Trustee if no Administrator is then acting) not later than the time specified in Section 6.6.

                  (v) Any assets remaining after allocation to the accounts of Participants of all amounts due such Participants shall be distributed to the Company.

    11.5 Assets Available for All Controlled Group Participants. All assets held in the Trust allocated to a particular member of a Controlled Group shall be available to pay benefits with respect to all Participants of such Controlled Group. A "Controlled Group" is a controlled group of corporations and/or trades or businesses as defined in Sections 414(b) and (c) of the Code.

                                   ARTICLE XII
                                  MISCELLANEOUS

    12.1 Duty to Furnish Information and Documents. Participants and their Beneficiaries must furnish to the Administrator and the Trustee such evidence, data or information as the Administrator considers necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he will furnish promptly full, true, and complete evidence, data and information requested by the Administrator. All parties to, or claiming any interest under, the Plan hereby agree to perform any and all acts, and to execute any and all documents and papers, necessary or desirable for carrying out the Plan and the Trust.

    12.2 Annual Statements and Available Information. The Administrator shall advise Employees of the eligibility requirements and benefits under the Plan. As soon as practicable after making the annual valuation and allocations provided for in the Plan, and at such other times as the Administrator may determine, the Administrator shall provide each Participant, and each former Participant (except former Participants who have no vested Adjusted Balance) and Beneficiary (except former Beneficiaries who have no vested Adjusted Balance) with respect to whom an account is maintained, with a statement reflecting the current status of his accounts, including the Adjusted Balance thereof. No Participant, except as necessary to administer the Plan, shall have the right to inspect the records reflecting the account of any other Participant. The Administrator shall make available for inspection at reasonable times by Participants and Beneficiaries copies of the Plan, any amendments thereto, the Plan summary, and all reports of Plan and Trust operations required by law.

    12.3 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or limit the right of the Company to employ or discharge any person with or without cause, or to discipline any Employee.

    12.4 Applicable Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in conformity with the laws of Texas to the extent that such laws are not preempted by federal laws including the Code and ERISA and valid regulations published thereunder.

    12.5 No Guarantee except for Colorado Plan.

         (a) Neither Trustee, the Administrator, the Committee, nor the Company in any way guarantees the Trust Fund from loss or depreciation or the payment of any benefits which may be or become due to any person from the Trust Fund. No Participant or other person shall have any recourse against the Trustee, the Administrator, the Company or the Committee if the Trust Fund is insufficient to provide Plan benefits in full. Nothing herein contained shall be deemed to give any Participant, former Participant, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and Trust.

         (b) Notwithstanding the preceding provisions of this Section, the adopting employers of the Original and Amended Colorado Plans guarantee to the former Participants in the Original and Amended Colorado Plans that, in the event of any withdrawal or settlement of their account, they will receive, with respect to the credit balance in their account as of April 30, 1974, an amount which is not less than equal to the contributions which were deducted from the compensation of the Participants and paid into the Trust Fund, after considering all prior withdrawals. The Company makes no such guarantee with respect to contributions to the Plan by said Participants after April 30, 1974.

    12.6 Unclaimed Funds. Each Participant shall keep the Administrator, informed of his current address and current address of his Beneficiary or Beneficiaries. Neither the Company, the Committee nor the Trustee shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Administrator within three (3) years after the date on which distribution of the Participant's account may be first made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or within three years after the actual death of a Participant, the Administrator is unable to locate any individual who would receive distribution under the Plan upon the death of the Participant pursuant to Section 6.2 of the Plan, the Adjusted Balance in the Participant's accounts shall be disposed of in accordance with applicable laws.

    12.7 Merger or Consolidation of Plan. Any merger or consolidation of the Plan with another Plan, or transfer of Plan assets or liabilities to another plan, shall be effected in accordance with such regulations, if any, as may be issued pursuant to Section 208 of ERISA, in such manner that each Participant in the Plan would receive, if the merged, consolidated or transferee plan were terminated immediately following such event, a benefit which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

    12.8 Interest Nontransferable. Except as provided in Article IX, the Code, ERISA, and this Section, no interest of any person or entity in, or right to receive distributions from, the Trust Fund shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings. The account of any Participant, however, shall be subject to and payable in accordance with the applicable requirements of any qualified domestic relations order, as that term is defined in Section 414(p) of the Code, and the Administrator shall direct the Trustee to provide for payment from a Participant's account in accordance with such order and with the provisions of
Section 414(p) of the Code and any regulations promulgated thereunder. A payment from a Participant's account may be made to an alternate payee (as defined in Section 414(p)(8) of the Code) prior to the date the Participant reaches his earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) if such payments are made pursuant to a qualified domestic relations order. All such payments pursuant to a qualified domestic relations order shall be subject to reasonable rules and regulations promulgated by the Administrator respecting the time of payment pursuant to such order and the valuation of the Participant's account or accounts from which payment is made; provided, that all such payments are made in accordance with such order and Section 414(p). The balance of an account that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.

         Notwithstanding the preceding paragraph, if any Participant borrows money pursuant to Article IX, the Trustee and the Administrator shall have all rights to collect upon such indebtedness as are granted pursuant to Article IX and any agreements or documents executed in connection with such loan.

         The account of any Participant, may also be offset by an amount set forth in a court order or requirement to pay that arises from (1) a judgment of conviction for a crime involving the Plan, (2) a civil judgment (or consent to order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of a fiduciary duty under ERISA, or (3) a settlement agreement entered into by the Participant with either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person.

    12.9 Prudent Man Rule. Notwithstanding any other provision of this Plan and Trust Agreement, the Trustee, the Committee and the Company shall exercise their powers and discharge their duties under this Plan and Trust Agreement for the exclusive purpose of providing benefits to Employees and their Beneficiaries, and shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the terms of the Plan, the Code, ERISA and the preceding sentence, the Trustee shall diversify investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

    12.10 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Trustee, the Company, the Administrator, the Committee and each individual acting as an employee or agent of any of them shall be liable to any Participant, former Participant or Beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person. The Company shall indemnify and hold harmless each individual acting as an employee or agent of the Company (including Committee members) from any and all claims, liabilities, costs and expense (including attorney's fees) arising out of any actual or alleged act or failure to act with respect to the administration of the Plan, except that no indemnification or defense shall be provided to any person with respect to conduct which has been judicially determined, or agreed by the parties, to have constituted bad faith or willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he is not entitled.

    12.11 Headings. The headings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions thereof.

    12.12 Gender and Number. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

    12.13 ERISA and Approval Under Internal Revenue Code. This Plan is intended to qualify as a Plan and Trust meeting the requirements of Sections 401 and 501(a) of the Code, as now in effect or hereafter amended, so that the income of the Trust Fund may be exempt from taxation under Section 501(a) of the Code, contributions of the Company under the Plan may be deductible for federal income tax purposes under Section 404 of the Code and amounts subject to Salary Reduction Agreements are not treated as distributed to Participants for federal income tax purposes under Section 402(e)(3) of the Code. Any modification or amendment of the Plan and/or Trust may be made retroactively, as necessary or appropriate, to establish and maintain such qualification and to meet any requirement of the Code or ERISA.

    12.14 Extension of Plan to Related Employers.

         (a) With the approval of the Company, any Related Employer or Subsidiary may adopt the Plan and qualify its Employees to become Participants thereunder by taking proper corporate action to adopt the Plan and making such contributions to the Trust Fund as the board of directors of the Related Employer or Subsidiary may require.

         (b) The Plan will terminate with respect to any Related Employer or Subsidiary that has adopted the Plan pursuant to this Section if the Related Employer or Subsidiary ceases to be a Related Employer or Subsidiary, revokes its adoption of the Plan by appropriate corporate action, permanently discontinues its contributions for its Employees, is judicially declared bankrupt, or makes a general assignment for the benefit of creditors. If the Plan is terminated or contributions are discontinued with respect to any Related Employer or Subsidiary, the provisions of Section
    11.4 shall apply to the interest in the Plan of persons who are, at the time of such event, the Employees of such Related Employer or Subsidiary.

         (c) The terms "Company" and "Employee" in the Plan shall include any Related Employer or Subsidiary that has adopted the Plan pursuant to this
    Section 12.14 and the Employees of such Related Employer or Subsidiary; provided, however, that the term "Company" shall not include any such Related Employer or Subsidiary where used in Articles VII or VIII of the Plan. The Administrator shall act as the agent for each Related Employer and Subsidiary that adopts the Plan for all purposes of administration thereof.

         (d) Amendments and supplements to the Plan by Coastal shall be binding on each Related Employer and Subsidiary which has adopted the Plan to the extent that each Related Employer or Subsidiary does not reject such amendment or supplement within ninety days of adoption by Coastal.

         (e) Each Related Employer or Subsidiary may, by action of its Board of Directors, adopt a supplement to the Plan which modifies provisions of the Plan, but such modification shall apply only to Employees of such Related Employer or Subsidiary. Any such supplement shall be effective only if approved by the Board of Directors of Coastal.

    12.15 Rules of Interpretation. The provisions of the Plan apply to all Participants generally, unless a provision states otherwise. The provisions of the Plan with respect to Salary Reduction Agreements, Salary Reduction Contributions and Salary Reduction Contribution Accounts apply generally to both ESOP Participants and Non-ESOP Participants unless the provision states otherwise.

    12.16 Electronic Procedures. The Administrator has established an electronic procedure that may be used for certain transactions under the Plan, including certain Participant elections. Where an electronic procedure has been established, a Participant may use the electronic procedure in lieu of submitting a written form to the Administrator.

                                  ARTICLE XIII
                              TOP-HEAVY PROVISIONS

    13.1 Top-Heavy Status. Except as provided in Sections 13.4(b) and (c), the provisions of this Article shall not apply to the Plan with respect to any Plan Year for which the Plan is not Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article XIII will supersede any conflicting provisions elsewhere in the Plan.

    13.2 Definitions. For purposes of this Article XIII, the following words and phrases shall have the meanings stated below unless a different meaning is required by the context:

         (a) "Determination Date" means, with respect to any Plan Year: (i) the last day of the preceding Plan Year, or

    (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

         (b) "Key Employee" means an Employee meeting the definition of "key employee" contained in Section 416(i)(1) of the Code and the Regulations interpreting that Section. For purposes of determining whether an Employee is a Key Employee, the definition of compensation set forth in Section 13.6 shall apply.

         (c) "Non-Key Employee" means any Employee who is not a Key Employee.

         (d) "Valuation Date" means with respect to a particular Determination Date, the most recent Valuation Date (as defined in Section 1.51) occurring within a twelve month period ending on the applicable Determination Date.

    13.3 Determination of Top-Heavy Status.

         (a) The Plan will be "Top-Heavy" with respect to any Plan Year if, as of the Determination Date applicable to such Year, the ratio of the Adjusted Balances in the accounts of Key Employees (determined as of the Valuation Date applicable to such Determination Date) to the Adjusted Balances in the accounts of all Employees (determined as of such Valuation Date) exceeds 60%. For purposes of computing such ratio, and for all other purposes of applying and interpreting this paragraph (a): (i) the amount of the accounts of any Employee shall be increased by the aggregate distributions made with respect to such Employee under the Plan during the five-year period ending on any Determination Date; (ii) benefits provided under all plans which are aggregated pursuant to (b) of this Section must be considered; and (iii) the provisions of Section 416 of the Code and all Regulations interpreting that Section shall be applied. If any Employee has not performed services for the Company or any Related Employer at any time during the five-year period ending on any Determination Date, the balances of the accounts of such Employee shall not be taken into consideration for purposes of determining whether the Plan is Top-Heavy with respect to the Plan Year to which such Determination Date applies.

         (b) For purposes of determining whether the Plan is Top-Heavy, all qualified retirement plans maintained by the Company and each Related Employer shall be aggregated to the extent that such aggregation is required under the applicable provisions of Section 416 of the Code and the Regulations interpreting that Section. All other qualified retirement plans maintained by the Company and each Related Employer shall be aggregated only to the extent permitted by Section 416 of the Code and such Regulations and elected by the Company.

         (c) For purposes of determining whether the Plan is Top-Heavy, the Adjusted Balance of a Participant's account shall not include (i) the amount of a rollover contribution

    (or similar transfer) and earnings thereon attributable to a rollover contribution (or similar transfer) accepted after December 31, 1983, initiated by the Participant and derived from a plan not maintained by the Company or any Related Employer, or (ii) a distribution made with respect to an Employee which is a tax-free rollover contribution (or similar transfer) that is either not initiated by the Employee or that is made to a plan maintained by the Company or any Related Employer.

         (d) Solely for purposes of determining whether the Plan is Top-Heavy, the accrued benefit of any Non-Key Employee shall be determined (i) under the method, if any, that uniformly applies for accrual purposes under all plans of the Company or any Related Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code. 13.4 Vesting.

         (a) If the Plan becomes Top-Heavy, the vested interest of a Participant in the portion of his Matching Contributions Account referred to in paragraph (b) below shall be determined in accordance with the following formula in lieu of the formula set forth in Section 5.6; provided, however, that the following formula for vesting of Top-Heavy Participants shall be at least as favorable at all points in time as the formula set forth in Section 5.6:

                               Vested        Forfeitable
           Years of Service  Percentage       Percentage
           Less than 2             0%             100%
           2 but less than 3      20%              80%
           3 but less than 4      40%              60%
           4 but less than 5      60%              40%
           5 but less than 6      80%              20%
           6 or more             100%               0%

           For purposes of the above schedule, years of Service shall include all years of Service required to be counted under Section 411(a) of the Code, disregarding all years of Service permitted to be disregarded under
    Section 411(a)(4) of the Code.

         (b) The vesting schedule set forth in paragraph (a) next above shall apply to all amounts allocated to a Participant's Matching Contributions Account while the Plan is Top-Heavy and during the period of time before the Plan becomes Top-Heavy. This vesting schedule shall not apply to the Matching Contributions Account of any Employee who does not have an Hour of Service after the Plan becomes Top-Heavy.

         (c) If the Plan becomes Top-Heavy and subsequently ceases to be Top-Heavy, the vesting schedule set forth in subsection (a) shall automatically cease to apply, and the vesting schedule set forth in Section 5.6 above shall automatically apply, with respect to all amounts allocated to a Participant's Matching Contributions Account for all Plan Years after the Plan Year with respect to which the Plan was last Top-Heavy. For purposes of this subsection (c), this change in vesting schedules shall only be valid to the extent that the conditions of Section 11.1 of the Plan and Section 411(a)(10) of the Code are satisfied.

    13.5 Minimum Contribution. For each Plan Year that the Plan is Top-Heavy, the Company will contribute and allocate to the Salary Reduction Contribution Account and Matching Contributions Account of each Participant who is a Non-Key Employee and is employed by the Company on the last day of such Plan Year an amount consisting of contributions and forfeitures equal to the lesser of (i) 3% of such Employee's compensation (as defined in Section 13.6) for such Plan Year and (ii) the largest percentage of Salary Reduction Contributions, Matching Contributions and forfeitures, as a percentage of the Key Employee's compensation (as defined in Section 13.6), allocated to the Salary Reduction Contribution Account and Matching Contributions Account of any Key Employee for such Year. The minimum contribution allocable pursuant to this Section 13.5 will be determined without regard to any contributions by the Company for any Employee under the Federal Social Security Act. A Non-Key Employee will not be excluded from an allocation pursuant to this Section merely because his compensation is less than a stated amount. A Non-Key Employee who has become a Participant but who fails to complete at least 1,000 Hours of Service in a Plan Year in which the Plan is Top-Heavy shall not be excluded from an allocation pursuant to this Section. A Non-Key Employee who is a Participant in the Plan and who declined to elect to have Salary Reduction Contribution made to his Account for the Plan Year shall receive an allocation for that Plan pursuant to this Section.

    13.6 Compensation. For any Plan Year in which the Plan is Top- Heavy, annual compensation for purposes of this Article XIII shall have the meaning set forth in Section 414(q)(7) of the Code. In no event shall compensation of a Participant taken into account for purposes of this Article XIII for any Plan Year exceed $160,000 (or such greater amount provided pursuant to Section 401(a)(17) of the Code).

    13.7 Collective Bargaining Agreements. The requirements of Section 13.4 and
13.5 shall not apply with respect to any employee included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Company or a Related Employer if retirement benefits were the subject of good faith bargaining between such employee representatives and the Company or Related Employer.

    13.8 Limit on Annual Additions: Combined Plan-Limit.

         (a) If the Plan is determined to be Top-Heavy under Section 13.3,
    Section 5.5(d) shall be applied by substituting "1.0" for "1.25" in applying
    Section 415(e) of the Code to the Plan.

         (b) Subsection (a) above shall not apply if:

                     (1) Section 13.5 is applied by substituting "4%" for "3%,"
               and

                     (2) The Plan would not be Top-Heavy if "90%" were
               substituted for "60%" in Section 13.3.

         (c) If, but for this subsection (c), subsection (a) would begin to apply with respect to the Plan, the operation of subsection (a) shall be suspended with respect to an Employee so long as there are:

                     (1) No Company contributions, forfeitures or voluntary
               nondeductible contributions allocated with respect to such Employee, and

                     (2) No accruals under a qualified defined benefit plan for such Employee.

    13.9 Safe-Harbor Rule. Each Non-Key Employee covered under both a Top-Heavy defined benefit plan and a Top-Heavy defined contribution plan maintained by the Company or any Related Employer must receive the defined benefit minimum (as defined in Section 416(c)(1) of the Code) under the provisions of the defined benefit plan.

                                 ANR SUPPLEMENT
                                  Introduction

    The provisions of this Supplement are in addition to other provisions of the Plan. This Supplement applies only to "ANR Employee" as defined herein. The purpose of this Supplement is to set forth specific provisions associated with the merger of the Coastal Plan and the "ANR Plan" as defined herein. The effective date of the merger is January 1, 1986.

                                   Definitions

         1. "ANR Plan" means the American Natural Resources System Companies Employees' Savings Plan and the American Natural Resources System Companies Employees' Savings Plan Trust Agreement.

         2. "ANR Employee" means an employee of American Natural Resources Company and subsidiaries that are at least 50% owned directly or indirectly by American Natural Resources Company.

         3. "Coastal Plan" means The Coastal Corporation Thrift Plan and Trust.

         4. "Eligible ANR Employee" means a person who was either (a) a participant in the ANR Plan before 1986, or (b) an ANR Employee before 1986 who would have been eligible to participate in the ANR Plan after 1985 if the ANR Plan had continued after 1985 without change as to plan provisions or adopting employers and, where applicable, an Employee who became an employee of a Related Employer or Subsidiary which adopted the Coastal Plan had instead remained as an ANR Employee.

                                     Merger

    As of January 1, 1986 the ANR Plan and the Coastal Plan merged. The terms of the merged plans are contained in the Coastal Plan as amended to include this Supplement.

                          Continued ANR Plan Provisions

         1. Vesting. Employer contributions to the ANR Plan for periods before 1986 shall vest in accordance with the vesting schedule contained in the ANR Plan as of the end of 1985.

         2. Service. In applying the terms of the Coastal Plan, an ANR Employee shall receive credit for "Hours of Employment" and "Years of Service" (both terms as defined in the ANR Plan at the end of 1985) for periods before 1986 on the same basis as such ANR Employee would have received credit under the ANR Plan. Service under the ANR Plan shall be counted for purposes of eligibility, vesting, contribution percentage and withdrawal under the merged plan.

         However, in determining the contribution level for periods after 1985 and the vesting as of the end of 1985 pursuant to the five years of participation rule under the ANR Plan, the following periods are excluded:
    (i) periods of time during which the Participant was not eligible to contribute to the ANR Plan, and (ii) periods of time during which the Participant was eligible to contribute to the ANR Plan and declined to do so.

         3. Transition Contribution and Vesting. An Eligible ANR Employee who would have been eligible to contribute to the ANR Plan at a four percent rate during 1986, 1987 and/or 1988 was eligible to contribute at such rate for such period. The ANR Plan vesting schedule as in effect at the end of 1985 shall apply to Employer matching contributions made pursuant to this provision to the extent such contributions exceed the amount such Participant would be eligible to contribute to the Coastal Plan in the absence of this transition rule.

         4. The following vesting and distribution provisions shall apply only to contributions and earnings before 1986:

              (a) Termination of Participation. Any Participant may, upon 20 days written notice to the Administrator, terminate his participation in the Plan as of any Valuation Date. Upon such termination the Administrator shall direct the Trustee to distribute to the Participant an amount equal to the greater of (i) the total of his contributions under the Plan and (ii) an amount which bears the same ratio to the value of his Plan account as of such Valuation Date as the total of his contributions under the Plan bears to the total of such contributions and all Employer contributions to the Plan on his behalf. The amount distributable shall in no event exceed the value of the Participant's Plan account. Such a Participant shall continue to be considered a Participant for all purposes of the Plan except that he shall be ineligible to again elect to make contributions under the Plan for a period of twelve full accounting periods from the date of termination of his Participation.

              This provision shall be administered in accordance with administrative procedures in effect at the end of 1985.

              (b) Suspension of Participation. If a Participant shall, prior to termination of his employment, cease to meet the eligibility requirements of the Plan, his contributions and Employer contributions on his behalf shall be suspended during the period of his ineligibility. Distribution of such Participant's Plan account shall be deferred until termination of his employment with the Employer, whereupon the Administrator shall direct the Trustee to distribute the value of the Participant's Plan account whether or not such Participant would have otherwise been fully vested upon termination of employment.

              (c) Distribution Upon Termination of Employment Under Circumstances Resulting in Forfeiture of Employer Contributions. Upon termination of a Participant's employment under circumstances in which the Participant is not fully vested, the Administrator shall direct the Trustee to distribute to the Participant an amount equal to the greater of (i) the total of his contributions remaining in the Plan and (ii) an amount which bears the same ratio to the value of his Plan account as of the Valuation Date coincident with or next following his termination of employment as the total of his contributions remaining in the Plan bears to the total of such contributions remaining in the Plan and all employer contributions on his behalf remaining in the Plan. The amount distributable shall in no event exceed the value of the Participant's Plan account. The remaining portion of the Participant's Plan account shall be forfeited.

              (d) Transfer of Employment.

                       (i) A transfer of employment from one Related Employer or
                  Subsidiary to another shall not be considered as a termination of employment.

                       (ii) If a Participant shall be transferred to the employ
                  of a Related Company or Subsidiary which has not elected to participate in the Plan, distribution of such Participant's Plan account shall be deferred until the date on which he is no longer in the employ of any Related Company or Subsidiary, whereupon the Administrator shall direct the Trustee to distribute the value of the Participant's Plan account whether or not such Participant would have otherwise been fully vested upon termination of employment.

                          COASTAL MART, INC. SUPPLEMENT

    With respect to an individual employed by Coastal Mart, Inc. for a position in a retail outlet, the term "Employee" includes an individual only if such individual is classified as a Manager, Retail Outlet. This provision is effective January 1, 1990.

                                 COAL SUPPLEMENT
                                  Introduction

    The purpose of this Supplement is to provide for participation in the Plan on a modified basis for Employees of Coastal Coal Company, LLC (formerly ANR Coal Company, LLC) and Related Employers and Subsidiaries which have adopted this Supplement. The provisions of the Plan apply to such Employees except to the extent this Supplement modifies any such Plan provisions.

    This Supplement became effective January 1, 1990, and was amended as of January 1, 1999.

                                  Contributions

    Contributions for a Participant are eligible for Company Matching Contributions to a maximum of two percent of Basic Compensation.

                                   Investment

    2.1 The Participant may have his Salary Reduction Contribution invested in the Coastal Common Stock Fund, the Diversified Fund, the Index Fund and/or the Interest Income Fund. The Participant must elect the investment allocation in writing or by using the electronic enrollment procedure provided by the Administrator. Allocations to the various funds must be in multiples of one percent of the Salary Reduction Contributions. A minimum of one percent of the Basic Compensation of a Participant who elects a Salary Reduction Contribution must be allocated to the Coastal Common Stock Fund, provided, that such minimum of one percent of Basic Compensation shall be reduced to the extent necessary to make such minimum equal to a whole percentage of the Salary Reduction Contribution of the Participant.

    2.2 Once each Plan Year, the Participant may direct that funds in the Salary Reduction Contribution accounts be transferred among the Coastal Common Stock Fund, the Interest Income Fund, the Diversified Fund and the Index Fund using the procedure described in Plan Section 10.3(e).

                            COASTAL CANADA SUPPLEMENT

    The provisions of this Supplement apply only to Employees of Coastal Canada Petroleum, Inc. ("Coastal Canada"). The provisions of this Supplement are in addition to other provisions of the Plan and the provisions of the Plan apply to such Employees, except to the extent this Supplement modifies Plan provisions.

    The purpose of this Supplement is to allow Employees of Coastal Canada to participate in the Plan on a basis consistent with the laws of Canada and its provinces.

                                  Contributions

    Salary Reduction Contributions are not permitted. Coastal Canada Participants may only make After Tax Contributions to the Plan. Investment Option

    The Coastal Common Stock Fund is the only investment option available to Coastal Canada Participants.

                               MAVERICK SUPPLEMENT

    The provisions of this Supplement apply to persons who were employed by Maverick Markets, Inc. ("Maverick") during April 1995 and who became Employees of Related Employers on or about May 1, 1995 as a result of the acquisition by Coastal Markets, Ltd. ("Coastal Markets") of certain assets of Maverick on May 1, 1995. The provisions of the Plan apply to such Employees, except to the extent this Supplement modifies Plan provisions.

    The purpose of this Supplement is to provide credit for prior service for determining eligibility of certain Employees of Coastal Markets and Coastal Mart, Inc.

    Section 1.17 of the Plan with respect to Employees who were former employees of Maverick is modified to read as follows:

    "Entry Date" shall be the earlier of (a) the date determined pursuant to provisions of the Plan, excluding this Supplement; or (b) the date which is both
(i) 90 or more days after May 1, 1995 and (ii) for purposes of determining eligibility to participate in the Plan only, determined by crediting Hours of Service with respect to periods of employment with Maverick prior to May 1, 1995.

                         ST. HELENS FACILITY SUPPLEMENT

                                    ARTICLE I

                                  INTRODUCTION

    This Supplement is referred to as the "St. Helens Facility Supplement." The purpose of this Supplement is to provide for prior service credit under the Plan for Participants who were formerly employees of Chevron Chemical Company at the St. Helens Facility located in St. Helens, Oregon and who became employees of Coastal Refining & Marketing, Inc. or a Related Employer on or about January 24, 1996.

    The provisions of the St. Helens Facility Supplement apply in lieu of inconsistent or contrary provisions contained in the Plan (excluding this Supplement) with respect to persons to whom this Supplement applies.

    Terms used in this Supplement which are defined in the Plan have the same meaning in this Supplement unless such terms are defined differently for purposes of this Supplement. The definition of terms defined in this Supplement apply only to this Supplement and not to other parts of the Plan.

                                   ARTICLE II

                              PRIOR SERVICE CREDIT

    2.1 In applying the terms of the Plan, an Employee who was formerly an employee of Chevron Chemical Company, a Delaware corporation, and who became an employee of the Company or a Related Employer on or about January 24, 1996 in conjunction with the acquisition of the St. Helens plant located in St. Helens, Oregon, shall receive credit for periods of immediate and continuous service prior to January 24, 1996 up to a maximum of seven years for purposes of determining eligibility to participate, vesting and calculating Company matching contributions. However, Employees shall not receive credit for prior service for purposes of calculating benefit accruals.

                                DERBY SUPPLEMENT

                                  Introduction

    This Supplement is referred to as the "Derby Supplement." The provisions of this Supplement apply only to Participants in the Derby Refining Company Thrift Plan, as in effect on December 31, 1997 (the "Derby Refining Plan") with Adjusted Balances as of December 31, 1997. Additional contributions by such Participants are not permitted. The provisions of the Plan apply to such Participants except to the extent this Supplement modifies Plan provisions.

    In addition to Participants with Adjusted Balances on December 31, 1997,
Article III of this Supplement shall apply to any former Participant with an Adjusted Balance that is subject to reinstatement pursuant to the provisions of
Article III of this Supplement.

    Upon the merger of the Derby Refining Plan into the Plan, each Participant in the Plan, as merged, shall have account balances in the Plan equal to the sum of the account balances the Participant had in the Plan and the Derby Refining Plan immediately prior to the merger.

                                    ARTICLE I
                                  Participation

    Individuals with Adjusted Balances are eligible to participate.

                                   ARTICLE II
                                  Contributions

    No contributions are permitted under this Supplement.

                                   ARTICLE III
                             Payments on Termination

    Upon the termination of a Participant's employment with the Company for any reason other than death, the Participant may request a withdrawal of the Adjusted Balance of his After Tax Contribution Account, if any, and the vested portion of the Adjusted Balance of his Matching Contributions Account, if any, in a method provided in the Plan. The vested portion of a Participant's Matching Contributions Account shall be determined in accordance with Plan provisions.

    The portion of a Participant's Adjusted Balance of his Matching Contributions Account which is not vested when the Participant terminates employment with the Company, Subsidiaries and Related Employers shall be forfeited but shall remain subject to reinstatement and further vesting under provisions of the Plan if the Participant is reemployed by the Company, a Subsidiary or a Related Employer prior to the time the Participant incurs five consecutive one-year Breaks in Service.

    Upon reemployment prior to incurring five consecutive one-year Breaks in Service, the dollar value of the forfeited amount shall be restored without adjustment for gains or losses and shall be subject to further vesting on a prospective basis pursuant to Plan provisions. In computing future vesting with respect to such reinstated amount, such reinstated amount shall be multiplied by a factor described in the following sentence prior to being multiplied by the percentage of increased vesting so as to adjust the reinstated amount to reflect the amount which would have vested if the full Adjusted Balance in his Matching Contributions Account were being multiplied by the vesting percentage. The factor described in the preceding sentence is a fraction, the numerator of which is one and the denominator of which is the fractional portion of such Adjusted Balance in his matching Contribution Account prior to the distribution represented by the reinstated amount. The preceding applies to a Participant who terminated employment after March 31, 1987.

    Any amount forfeited shall be applied to reduce future Matching Contributions to the Plan.

                                   ARTICLE IV
                                   Withdrawals

    4.1 Withdrawals from Participant Contribution Account. Subject to the approval of the Administrator based on the financial necessity for the withdrawal, a Participant shall have the right to withdraw, in whole or in part, the value of his contributions into the Trust to the date of withdrawal under the Plan, exclusive of any earnings thereon, provided that such withdrawals are effective as of a Valuation Date and the Participant gives written notice thereof to the Administrator at least ten (10) days prior to the effective date of the withdrawal. An Employee who has participated in the Plan for at least five (5) years, may withdraw not more than the value of his contributions into the Trust on the date of withdrawal, except for the value of those contributions during the preceding twelve (12) months, without suffering any penalties. In the event such Participant should withdraw any portion of the value of his contributions into the Trust during the period of twelve (12) months preceding the date of withdrawal, he shall not be permitted to contribute to the Trust for a period of twenty-six (26) weeks from the date of withdrawal. An Employee, who has participated in the Plan for less than five (5) years, may withdraw the value of his contributions into the Trust to the date of withdrawal, provided he suffers certain penalties. In the event such Participant withdraws not more than fifty percent (50%) of the value of his contributions into the Trust to the date of withdrawal, he shall not be permitted to contribute to the Trust for a period of thirteen (13) weeks from the date of withdrawal. In the event such Participant should withdraw more than fifty percent (50%) of the value of his contributions into the Trust to the date of withdrawal, he shall not be permitted to contribute to the Trust for a period of twenty-six (26) weeks from the date of withdrawal. During the period the Participant is not permitted to contribute to the Trust, the Company shall make no contributions to the Trust for his account. The Administrator shall not approve more than one withdrawal for a Participant during any Plan Year. In no event will a Participant suffer any forfeitures of amounts in his account as a result of withdrawals permitted under this Section.

    4.2 Ten-Year Withdrawal. (a) Upon completion of each ten (10) years of Active Participation, a Participant may withdraw any portion of his Adjusted Balance, provided he files an irrevocable written election with the Administrator at least ninety (90) days prior to the completion of such ten (10) year period. A Participant may continue to contribute to the Trust after a ten
(10) year withdrawal.

       (b) At any time after completion of ten (10) years of Active Participation in the Plan, a Participant may withdraw any portion of such Participant's entire Adjusted Balance, provided that such Participant may not contribute to the Trust for a period of six (6) months following the Valuation Date applicable to such withdrawal.

       (c) The following requirements apply to withdrawals pursuant to this section.

                  (i) Withdrawals are effective on a Valuation Date, provided that the Administrator receives a written withdrawal request at least ten (10) days prior to the Valuation Date and, for a withdrawal pursuant to subsection (a), at least ninety (90) days prior to completion of the ten (10) year period.

                  (ii) Only one withdrawal may be made per calendar year, and

                  (iii) The Company shall not make any contributions to the Trust for the account of the Participant with respect to any period that the Participant is not permitted to contribute to the Trust.

       (d) Unless the Participant specifies otherwise, withdrawals shall be made first from the portion of the Account Balances attributable to After Tax Contributions of the Participant, and next from the portion attributable to the Company Matching Contributions which are eligible for withdrawal.

                                    ARTICLE V
                              Description of Funds

    5.1 The Coastal Common Stock Fund. This Fund shall be invested in Common Stock. Cash dividends on Common Stock shall be reinvested in the Coastal Common Stock Fund.

    5.2 Government Bond Fund. This Fund is an unsegregated fund which is invested, at the discretion of the Trustee, in obligations issued or guaranteed by the United States of America or by any agency or instrumentality thereof, and in savings deposits in any bank (including the Trustee bank) to the extent they are fully guaranteed by the Federal Deposit Insurance Corporation.

    5.3 Diversified Fund. This Fund is an unsegregated fund invested, at the discretion of the Trustee, in common or capital stock of issuers (other than Coastal or any subsidiary of Coastal), notes, bonds or debentures or preferred stocks whether or not convertible into eligible common or capital stocks, and other similar types of investments, although the same may not be legal investments for trustees under the laws applicable thereto, and which may be temporarily invested in obligations of the United States of America or in commercial paper (including participation in pooled commercial paper accounts).

    5.4 Index Fund. The Index Fund is as described in the Plan.

    5.5 The Coastal Preferred Stock Fund. This Fund is as described in the Plan.

    5.6 The Valero Energy Corporation Stock Fund. This fund is as described in the Plan.

    5.7 PG&E Stock Fund. This fund is as described in the Plan.

    5.8 Intelect Stock Fund. This fund is as described in the Plan.

    5.9 Coastal Class A Common Stock Fund. This fund is as described in the
Plan.

                                   ARTICLE VI
                                Company Guarantee

    The Company guarantees to each Participant that through withdrawals and final settlement, he will receive an amount from the Trust which is at least equal to the amount he has contributed to the Trust. This guarantee does not apply to Company contributions or any earnings on either Participant or Company contributions.

                                CONOCO SUPPLEMENT

    The provisions of this Supplement apply to persons who became Employees of Related Employers, including Coastal Oil & Gas Corporation and Coastal Field Services Company on November 2, 1998 in conjunction with a transaction which included the acquisition of certain oil and gas assets from Conoco, Inc. and who had been employed at certain facilities which were part of the acquisition immediately prior to the effective date of the transaction ("Conoco Employees"). The provisions of the Plan apply to the Conoco Employees, except to the extent this Supplement modifies Plan provisions.

    The purpose of this Supplement is to provide credit for prior service only for purposes of determining eligibility to participate in the Plan for the Conoco Employees. Section 1.21 of the Plan with respect to Employees is modified to read as follows only for purposes of determining eligibility to participate in the Plan:

    "Entry Date" shall be the earlier of (a) the date determined pursuant to provisions of the Plan, excluding this Supplement; or (b) the date determined by crediting Hours of Service with respect to periods of employment with Conoco, Inc. and its affiliates prior to November 2, 1998."

    The effective date of this Supplement is November 2, 1998.

                               BLUEBELL SUPPLEMENT

    The provisions of this Supplement apply to persons who became Employees of a Related Employer, including Coastal Field Services Company on March 26, 1999 in conjunction with a transaction which included the acquisition of gas processing facilities from Gary- Williams Energy Corporation and who had been employed at facilities which were part of the acquisition immediately prior to the effective date of the transaction ("Bluebell Employees"). The provisions of the Plan apply to the Bluebell Employees except to the extent this Supplement modifies Plan provisions.

    The purpose of this Supplement is to provide credit for prior service only for purposes of determining eligibility to participate in the Plan for Bluebell Employees.

    Section 1.21 of the Plan with respect to Bluebell Employees is modified to read as follows only for purposes of eligibility to participate in the Plan.

        "Entry Date" shall be the earlier of (a) the date determined pursuant to provisions of the Plan, excluding this Supplement; or (b) the date determined by crediting Hours of Service with respect to periods of employment with Gary-Williams Energy Corporation immediately prior to March 26, 1999.

    The effective date of this Supplement is March 26, 1999.

                              RENSSELAER SUPPLEMENT

    The provisions of this Supplement apply to persons who became Employees of a Related Employer, including Coastal Power Company on March 15, 1999 in conjunction with a transaction which included the acquisition of electrical power generating facilities from LG&E-Westmoreland Rensselaer, a California general partnership, and who had been employed at facilities which were part of the acquisition immediately prior to the effective date of the transaction ("Rensselaer Employees"). The provisions of the Plan apply to the Rensselaer Employees except to the extent this Supplement modifies Plan provisions.

    The purpose of this Supplement is to provide credit for prior service only for purposes of determining eligibility to participate in the Plan for Rensselaer Employees.

    Section 1.21 of the Plan with respect to Rensselaer Employees is modified to read as follows only for purposes of eligibility to participate in the Plan.

        "Entry Date" shall be the earlier of (a) the date determined pursuant to provisions of the Plan, excluding this Supplement; or (b) the date determined by crediting Hours of Service with respect to periods of employment with LG&E-Westmoreland Rensselaer immediately prior to March 15, 1999.

    The effective date of this Supplement is March 15, 1999.

                          TRANSCANADA - U.S. SUPPLEMENT

    The provisions of this Supplement apply to persons who became Employees of a Related Employer, including Coastal Field Services Company, on or after December 30, 1999 in conjunction with a transaction that included the acquisition of gas processing facilities from TransCanada Gas Processing USA, Inc. and who had been employed at facilities which were part of the acquisition immediately prior to the effective date of the transaction ("TransCanada - U.S. Employees"). The provisions of the Plan apply to the TransCanada - U.S. Employees except to the extent this Supplement modifies Plan provisions.

    The purpose of this Supplement is to provide credit for prior service only for purposes of determining eligibility to participate and the level of Matching Contributions in the Plan for TransCanada - U.S. Employees.

    1. Eligibility. Section 1.21 of the Plan with respect to TransCanada - U.S. Employees is modified to read as follows only for purposes of determining eligibility to participate in the Plan.

    2. "Entry Date" shall be the earlier of (a) the date determined pursuant to provisions of the Plan, excluding this Supplement; or (b) the date determined by crediting Hours of Service with respect to periods of employment with TransCanada Gas Processing USA, Inc. immediately prior to December 30, 1999, or such date the Participant commences employment with a Related Employer, if the Participant commences such employment after December 30, 1999.

    3. Maximum Contribution. Section 3.4(a) of the Plan with respect to TransCanada - U.S. Employees is modified to read as follows only for purposes of determining the level of the Participant's contributions:

                  (a) The total percentage of Basic Compensation contributed to the Plan for a Participant pursuant to both a Salary Reduction Agreement and an After Tax Contribution election and eligible for Matching Contributions shall not exceed two percent during the first twenty-four months of Active Participation, four percent during the twenty-fifth through the forty-eighth month of Active Participation, six percent during the forty-ninth through the seventy-second month of Active Participation and eight percent for months of Active Participation thereafter; provided, however, that Hours of Service with respect to periods of employment with TransCanada Gas Processing USA, Inc. immediately prior to December 30, 1999, or such date the Participant commences employment with a Related Employer if the Participant commences such employment after December 30, 1999, shall be included in the calculation of the number of months of Active Participation only for the purpose of determining Matching Contributions.

    The effective date of this Supplement is December 30 1999.

                        TRANSCANADA - CARIBOU SUPPLEMENT

    The provisions of this Supplement apply to persons who became Employees of a Related Employer, including Coastal Canada Field Services Inc., on or after June 1, 2000 in conjunction with a

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transaction that included the acquisition of the TransCanada Caribou Gas Plant
(the "Plant") from NovaGas Canada Limited Partnership and who had been employed at the Plant immediately prior to the effective date of the transaction ("TransCanada - Caribou Employees"). The provisions of the Plan apply to the TransCanada B Caribou Employees except to the extent this Supplement modifies Plan provisions.

    The purpose of this Supplement is to provide credit for prior service only for purposes of determining eligibility to participate and the level of Matching Contributions in the Plan for TransCanada - Caribou Employees and to allow TransCanada B Caribou Employees to participate in the Plan on a basis consistent with the laws of Canada and its provinces.

       1. Eligibility. Section 1.21 of the Plan with respect to TransCanada - Caribou Employees is modified to read as follows only for purposes of determining eligibility to participate in the Plan.

       2. "Entry Date" shall be the earlier of (a) the date determined pursuant to provisions of the Plan, excluding this Supplement; or (b) the date determined by crediting Hours of Service with respect to periods of employment with NovaGas Canada Limited Partnership immediately prior to June 1, 2000, or such date the Participant commences employment with a Related Employer if the Participant commences such employment after June 1, 2000.

       3. Contributions.

       (a) Salary Reduction Contributions are not permitted. TransCanada - Caribou Employees may only make After Tax Contributions to the Plan.

       (b) Section 3.4(a) of the Plan with respect to TransCanada - Caribou Employees is modified to read as follows only for purposes of determining the level of the Participant's contributions:

                  (a) The total percentage of Basic Compensation contributed to the Plan for a Participant pursuant to an After Tax Contribution election and eligible for Matching Contribution shall not exceed two percent during the first twenty-four months of Active Participation, four percent during the twenty-fifth through the forty-eighth month of Active Participation, six percent during the forty-ninth through the seventy-second month of Active Participation and eight percent for months of Active Participation thereafter; provided, however, that Hours of Service with respect to periods of employment with NovaGas Canada Limited Partnership immediately prior to June 1, 2000, or such date the Participant commences employment with a Related Employer if the Participant commences such employment after June 1, 2000, shall be included in the calculation of the number of months of Active Participation only for the purpose of determining Matching Contributions.

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       4. Investment Option.

       The Coastal Common Stock Fund is the only investment option available to TransCanada - Caribou Employees.

   The effective date of this Supplement is June 1, 2000.

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